AGREEMENT AND PLAN OF REORGANIZATION



                                  BY AND AMONG


                                  SAFENET, INC.


                           SAPPHIRE ACQUISITION CORP.

                                       AND

                               CYLINK CORPORATION




                          Dated as of October 30, 2002



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                                TABLE OF CONTENTS

AGREEMENT AND PLAN OF REORGANIZATION...........................................1

TABLE OF CONTENTS .............................................................2
SECTION 1.            THE MERGER...............................................2
1.1            MERGER OF MERGER SUB INTO THE COMPANY...........................2
1.2            EFFECT OF THE MERGER............................................2
1.3            CLOSING; EFFECTIVE TIME.........................................2
1.4            ARTICLES OF INCORPORATION AND BYLAWS............................2
1.5            CONVERSION OF SHARES IN THE MERGER..............................3
1.6            CLOSING OF THE COMPANY'S TRANSFER BOOKS.........................4
1.7            EXCHANGE OF CERTIFICATES........................................4
1.8            FURTHER ACTION..................................................6
1.9            TAX CONSEQUENCES................................................6
SECTION 2.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY............6
2.1            DUE ORGANIZATION; SUBSIDIARIES..................................6
2.2            AUTHORITY; BINDING NATURE OF AGREEMENT..........................7
2.3            CAPITALIZATION, ETC.............................................7
2.4            SEC FILINGS; FINANCIAL STATEMENTS...............................9
2.5            ABSENCE OF CHANGES..............................................9
2.6            PROPRIETARY ASSETS.............................................11
2.7            CONTRACTS......................................................12
2.8            LIABILITIES....................................................15
2.9            COMPLIANCE WITH LEGAL REQUIREMENTS.............................15
2.10           GOVERNMENTAL AUTHORIZATIONS....................................15
2.11           TAX MATTERS....................................................15
2.12           EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS......................17
2.13           ENVIRONMENTAL MATTERS..........................................21
2.14           LEGAL PROCEEDINGS; ORDERS......................................22
2.15           VOTE REQUIRED..................................................22
2.16           NON-CONTRAVENTION; CONSENTS....................................22
2.17           FAIRNESS OPINION...............................................23
2.18           FINANCIAL ADVISOR..............................................23
2.19           TAKEOVER STATUTES; NO DISCUSSIONS..............................23
2.20           INFORMATION TO BE SUPPLIED.....................................23
2.21           FOREIGN CORRUPT PRACTICES ACT..................................24
2.22           DISCLOSURE.....................................................24
SECTION 3.            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.25
3.1            DUE ORGANIZATION; SUBSIDIARIES.................................25


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3.2            AUTHORITY; BINDING NATURE OF AGREEMENT.........................25
3.3            CAPITALIZATION, ETC............................................26
3.4            SEC FILINGS; FINANCIAL STATEMENTS..............................26
3.5            LIABILITIES....................................................27
3.6            NON-CONTRAVENTION; CONSENTS....................................27
3.7            INTERIM OPERATIONS OF MERGER SUB...............................28
3.8            INFORMATION TO BE SUPPLIED.....................................28
3.9            ABSENCE OF CHANGES.............................................28
3.10           LEGAL PROCEEDINGS; ORDERS......................................28
3.11           VOTE REQUIRED..................................................29
3.12           DISCLOSURE.....................................................29
SECTION 4.            CERTAIN COVENANTS OF THE COMPANY AND PARENT.............29
4.1            ACCESS AND INVESTIGATION.......................................29
4.2            OPERATION OF THE COMPANY'S BUSINESS............................30
4.3            NO SOLICITATION BY THE COMPANY.................................33
4.4            NO SOLICITATION OF EMPLOYEES PRIOR TO CLOSE....................35
4.5            INTEGRATION PLAN...............................................35
SECTION 5.            ADDITIONAL COVENANTS OF THE PARTIES.....................35
5.1            REGISTRATION STATEMENT AND PROXY STATEMENT FOR SHAREHOLDER
                      APPROVAL................................................35
5.2            COMPANY SHAREHOLDERS' MEETING AND PARENT STOCKHOLDERS'
                      MEETING.................................................36
5.3            REGULATORY APPROVALS...........................................38
5.4            ASSUMPTION OF STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLAN;
                      401(K) PLAN; EMPLOYEES AND BENEFITS.....................38
5.7            PUBLIC DISCLOSURE..............................................42
5.8            TAX MATTERS....................................................42
5.9            RESIGNATION OF DIRECTORS.......................................43
5.10           LISTING........................................................43
5.11           TAKEOVER LAWS; ADVICE OF CHANGES...............................43
5.12           FORM S-8; SECTION 16...........................................43
5.13           AFFILIATES.....................................................44
5.14           LITIGATION.....................................................44
5.15           KEY EMPLOYEES..................................................44
SECTION 6.            CONDITIONS TO THE MERGER................................45
6.1            CONDITIONS TO EACH PARTY'S OBLIGATION..........................45
6.2            ADDITIONAL CONDITIONS TO PARENT'S AND MERGER SUB'S
                      OBLIGATIONS.............................................46
6.3            ADDITIONAL CONDITIONS TO THE COMPANY'S OBLIGATIONS.............47
SECTION 7.            TERMINATION.............................................48


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7.1            TERMINATION....................................................48
7.2            EFFECT OF TERMINATION..........................................49
7.3            EXPENSES; TERMINATION FEES.....................................49
SECTION 8.            MISCELLANEOUS PROVISIONS................................51
8.1            AMENDMENT......................................................51
8.2            WAIVER.........................................................51
8.3            NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES..................51
8.4            ENTIRE AGREEMENT; COUNTERPARTS.................................52
8.5            APPLICABLE LAW; JURISDICTION...................................52
8.6            ATTORNEYS' FEES................................................52
8.7            ASSIGNABILITY; THIRD PARTY BENEFICIARIES.......................52
8.8            NOTICES........................................................53
8.10           COOPERATION....................................................54
8.11           CONSTRUCTION...................................................54
EXHIBIT A             CERTAIN DEFINITIONS
EXHIBIT B-1           COMPANY SHAREHOLDERS SIGNING VOTING aGREEMENTS
EXHIBIT B-2           FORM OF COMPANY SHARHEOLDER VOTING AGREEMENTS
EXHIBIT B-3           PARENT STOCKHOLDER SIGNING VOTING AGREEMENTS
EXHIBIT B-4           FORM OF PARENT STOCKHOLDER VOTING AGREEMENT
EXHIBIT C             AGREEMENT OF MERGER
EXHIBIT D             FORM OF WAIVER AGREEMENT
EXHIBIT E             FORM OF AFFILIATE AGREEMENT
EXHIBIT F             FORM OF NONCOMPETITION AGREEMENT
EXHIBIT G             FORM OF RELEASE
EXHIBIT H             FORM OF STIPULATION


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

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into on October 30, 2002, by and among SAFENET, INC., a Delaware corporation ("Parent"), SAPPHIRE ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and CYLINK CORPORATION a California corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.


                                    RECITALS

         WHEREAS, Parent, Merger Sub and the Company intend to effect a merger (the "Merger") of Merger Sub into the Company in accordance with this Agreement and the General Corporation Law of the State of California (the "CGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent;

         WHEREAS,   it  is  intended   that  the  Merger  shall   qualify  as  a
"reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, the Board of Directors of the Company (i) has determined that the Merger is in the best interests of the Company and its shareholders, (ii) has approved and adopted this Agreement, the Agreement of Merger, the Merger and the other transactions contemplated by this Agreement, and (iii) has determined to recommend that the shareholders of the Company adopt and approve this Agreement, the Agreement of Merger and the Merger;

         WHEREAS, the Board of Directors of Parent (i) has determined that the Merger is in the best interests of the Parent and its stockholders, (ii) has approved and adopted this Agreement, the Agreement of Merger, the Merger and the other transactions contemplated by this Agreement, and (iii) has determined to recommend that the stockholders of Parent adopt and approve this Agreement, the Agreement of Merger, the Merger and certain of the transactions contemplated by this Agreement;

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent and Merger Sub to enter into this Agreement, Parent and certain shareholders of the Company listed on Exhibit B-1 (collectively, the "Shareholders") are entering into Voting Agreements in the form of Exhibit B-2 (the "Voting Agreements") pursuant to which the Shareholders have agreed to vote all of their shares of Company Common Stock in favor of the adoption and approval of this Agreement, the Agreement of Merger and the Merger and to take certain other actions in connection with the transactions contemplated hereby; and

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company to enter into this Agreement, Company and the stockholder of the Parent listed in Exhibit B-3 are entering into a voting agreement in the form of Exhibit B-4 pursuant to which such stockholder has agreed to vote all of his shares of Parent Common Stock in favor of the adoption and approval of this Agreement, Agreement of Merger and the Merger and to take certain other actions in connection with the transactions contemplated hereby.

                                    AGREEMENT

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                  The parties to this Agreement,  intending to be legally bound, agree as follows:


SECTION 1.        THE MERGER


         1.1      MERGER OF MERGER SUB INTO THE COMPANY.

                  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation") and will be a wholly owned subsidiary of Parent.


         1.2      EFFECT OF THE MERGER.

                  The Merger shall have the effects set forth in this Agreement and the applicable provisions of the CGCL.


         1.3      CLOSING; EFFECTIVE TIME.

                  The consummation of the Merger (the "Closing") shall take place at the offices of Venable, Baetjer and Howard, LLP, 1800 Mercantile Bank & Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201 at 10:00 a.m. on the date (the "Closing Date"), which date shall be no later than the second business day after the last to be satisfied or waived of the conditions set forth in
Section 6 shall have been so satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or such other date as Parent and the Company shall mutually agree; and provided that the Closing shall in no event take place prior to December 6, 2002. Subject to the provisions of this Agreement, the agreement of merger in the form attached hereto as Exhibit C (the "Agreement of Merger"), together with such other documents as may be required by the relevant provision of the CGCL, shall be duly executed on behalf of the Company and simultaneously with the Closing delivered to the Secretary of State of the State of California for filing. The Merger shall become effective upon the date and time of the filing of the Agreement of Merger with the Secretary of State of the State of California or such other date and time as may be mutually agreed upon by Parent and the Company and set forth in the Agreement of Merger (the "Effective Time").


         1.4      ARTICLES OF INCORPORATION AND BYLAWS.

                  Unless  otherwise  determined by Parent prior to the Effective
Time:

                  (a) The articles of incorporation of the Surviving Corporation shall be amended and restated immediately after the Effective Time to conform to the articles of incorporation of the Merger Sub as in effect immediately prior to the Effective Time, except the name of the Surviving Corporation shall be "Crystal Corporation."

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


                  (b) The bylaws of the Surviving Corporation shall be amended and restated immediately after the Effective Time to conform to the bylaws of the Merger Sub as in effect immediately prior to the Effective Time.

                  (c) The directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.


         1.5      CONVERSION OF SHARES IN THE MERGER.

                  (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company, subject to Sections 1.5(b) and 1.5(c), each share of Company Common Stock then issued and outstanding, other than Excluded Shares, if any, shall be converted into 0.05 of a share (the "Exchange Ratio") of Parent Common Stock, plus (B) any cash in lieu of fractional shares of Parent Common Stock as set forth in Section 1.5(c) (collectively, the "Merger Consideration").

                  (b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other like change, decrease or increase, then the Exchange Ratio shall be appropriately adjusted to the extent the record date for any such event is between the date of this Agreement and the Effective Time, so as to provide holders of Company Common Stock and Parent the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization, or like change, decrease or increase.

                  (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock in the Merger (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest equal to the product obtained by multiplying (A) that fraction of a share of Parent Common Stock to which such shareholder is entitled (after aggregating all fractional shares of Parent Common Stock issuable to such holder) by (B) the closing sales price of one (1) share of Parent Common Stock as reported on the Nasdaq National Market (as reported in the Wall Street Journal or, if not reported therein, any other authoritative source) on the trading day immediately preceding the Closing Date.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, to the extent that the provisions of Chapter 13 of the CGCL are or prior to the Effective Time may become applicable to the Merger by reason of a delisting of the Company Common Stock from the Nasdaq National Market, any shares of Company Common Stock that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 1300(b) of the CGCL shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5(a) (or cash in lieu of fractional shares in accordance with Section 1.5(c)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or

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

holders in Chapter 13 of the CGCL; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares", then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with
Section 1.5(a) (and cash in lieu of fractional shares in accordance with Section 1.5(c)).

                  (e) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of Company Common Stock pursuant to Chapter 13 of the CGCL and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the CGCL, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument upon the reasonable request of Parent. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer, which consent shall not be unreasonably withheld, and provided that Company may make payments or offers to settle such demands provided that (A) such settlement or payment is made in respect of "dissenting shares"; (B) the per share payment or settlement amount does not exceed the closing market price per share of the Company's Common Stock as of the last day of trading prior to the announcement of the Merger; and (C) the "dissenting shares" so settled do not exceed 10% of the outstanding Company Common Stock.


         1.6      CLOSING OF THE COMPANY'S TRANSFER BOOKS.

                  At the Effective Time: (a) all shares of Company Common Stock ("Shares") outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all Shares outstanding immediately prior to the Effective Time. No further transfer of any such Shares shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any Shares (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.


         1.7      EXCHANGE OF CERTIFICATES.

                  (a) Prior to the Closing Date, Parent shall select a reputable bank or trust company to act as exchange agent in the Merger (the "Exchange Agent"). Within one (1) business day after the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of Shares, (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1, and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(c) (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being referred to as the "Exchange Fund").

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

                  (b) Parent shall use its commercially reasonable best efforts to cause the Exchange Agent to mail, as soon as reasonably practicable after the Effective Time (but in any event within one (1) business day after the Effective
Time), to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent and the Company may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for the Merger Consideration. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent,
(A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and (B) the Company Stock Certificate so surrendered shall be immediately canceled. Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration and any distribution or dividend the record date for which is after the Effective Time. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and, in the case of any shareholder of the Company holding at least 1,000 shares of Company Common Stock to deliver a bond (in such reasonable sum as Parent may reasonably direct), as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate, and, in such case, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificates the Merger Consideration. Parent shall use commercially reasonable best efforts to cause the Exchange Agent to issue shares of Parent Common Stock to the Company shareholders of record within three (3) business days after each such shareholder surrenders their Company Stock Certificate(s) and/or a duly executed letter of transmittal to the Exchange Agent.

                  (c) No dividends or other distributions  declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar Legal Requirements, to receive all such dividends and distributions, without interest).

                  (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date one (1) year after the Effective Time shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates to the Exchange Agent in accordance with this Section
1.7 shall thereafter look only to Parent for satisfaction of their claims for the Merger Consideration to which such holder is entitled pursuant hereto, provided, however, that the failure of any Company shareholder to deliver its Company Stock Certificates and/or a duly executed letter of transmittal to the Exchange Agent within such year period shall in no way affect such Company shareholder's right to receive Merger Consideration in exchange for such Company Common Stock hereunder.

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

                  (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                  (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official in compliance with any applicable abandoned property law, escheat law or similar Legal Requirement.


         1.8      FURTHER ACTION.

                  If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action. Parent, Merger Sub and Surviving Corporation also shall take such further actions as may be necessary or desirable to ensure that the Exchange Agent sends out the letters of transmittal to the shareholders of the Company and issues certificates representing Parent Common Stock to such shareholders in accordance with Section 1.7.


         1.9      TAX CONSEQUENCES.

                  For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.


SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as specifically set forth in the Disclosure Schedule delivered by the Company to Parent and Merger Sub prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule") and referenced in the Company Disclosure Schedule to the section(s) of this Section 2 to which such disclosure applies, the Company hereby represents and warrants to Parent and Merger Sub that:


         2.1      DUE ORGANIZATION; SUBSIDIARIES.

                  Each of the Acquired Corporations (as defined below) is a corporation duly organized, validly existing and in good standing under the Legal Requirements of the jurisdiction of


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

its incorporation. Each of the Acquired Corporations has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its material obligations under all Company Material Contracts. Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the Legal Requirements of all jurisdictions where the failure to be so qualified would have a Material Adverse Effect on the Acquired Corporations. The Company has delivered to Parent accurate and complete copies of the articles of incorporation, bylaws and other charter or organizational documents of each of the Acquired Corporations, including all amendments thereto (collectively, the "Company Organization Documents"). The Company has no
Subsidiaries, except for the corporations identified in Schedule 2.1 of the Company Disclosure Schedule. The Company and each of its Subsidiaries identified in Schedule 2.1 of the Company Disclosure Schedule are collectively referred to herein as the "Acquired Corporations". None of the Acquired Corporations has any equity interest or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity, other than the Acquired Corporations' interests in their Subsidiaries identified in Schedule 2.1 of the Company Disclosure Schedule.


         2.2      AUTHORITY; BINDING NATURE OF AGREEMENT.

                  The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) Legal Requirements of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company hereby represents that its Board of Directors, at a meeting duly called and held on or prior to the date hereof, has by unanimous vote (i) determined that the Merger is in the best interests of the Company, (ii) approved and adopted the this Agreement, the Agreement of Merger, the Merger and the other transactions contemplated by this Agreement, and (iii) resolved to recommend that the shareholders of the Company adopt and approve this Agreement, the Agreement of Merger and the Merger (the unanimous recommendations referred to in this clause (iii) are collectively referred to in this Agreement as the "Company Recommendations").


         2.3      CAPITALIZATION, ETC.

                  (a) The authorized  capital stock of the Company  consists of:
55,000,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock. As of October 29, 2002, 33,157,621 shares of Company Common Stock have been issued and are outstanding and no shares of the Company Preferred Stock have been issued and are outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the Company's Subsidiaries. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right or subject to any right of first refusal in favor of the Company. There is no Contract to which the Company is a party and, to the Company's knowledge, there is no Contract between other Persons, relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company

Common Stock, other than the Voting Agreements. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

                  (b) As of October 29, 2002: (i) 12,424,000 shares of Company Common Stock are reserved for issuance pursuant to stock options under the Amended and Restated 1994 Flexible Stock Incentive Plan, as amended, of which options to acquire 5,844,523 shares of Company Common Stock are outstanding;
(ii) 2,000,000 shares of Company Common Stock are reserved for issuance pursuant to stock options under the 2001 Non-Qualified Stock Incentive Plan, of which options to acquire 874,083 shares of Company Common Stock are outstanding; (iii) 300,000 shares of Company Common Stock are reserved for issuance pursuant to stock options under the ATM Technology Center 2000 Stock Option Plan, of which options to acquire 213,000 shares of Company Common Stock are outstanding; (iv) 410,000 shares of Company Common Stock are reserved for issuance pursuant to stock options under the Cylink/ARL 1997 Stock Option Plan, of which options to acquire 119,784 shares of Company Common Stock are outstanding; and (v) 322,430 shares of Company Common Stock remain available for purchase pursuant to the 2000 Employee Stock Purchase Plan of the Company (the "ESPP Plan"). The outstanding stock options listed above under the Amended and Restated 1994 Flexible Stock Incentive Plan include options exercisable for 1,000 shares of Company Common Stock that were granted under the 1987 Non-Qualified Stock Option Plan, with the shares reserved for such options having been rolled into the Amended and Restated 1994 Flexible Stock Incentive Plan. Stock options granted by the Company pursuant to the Company Stock Option Plans, as well as any stock options granted outside of the Company Stock Option Plans, are referred to collectively herein as "Company Options." Schedule 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of October 29, 2002: (i) the particular plan pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the current exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the extent to which such Company Option is vested and exercisable as of the date of this Agreement; (vii) the vesting schedule of such Company Option including any acceleration of vesting upon a change in control of the Company; (viii) the expiration date of the Company Option; and (ix) the period of time following termination of employment during which the Company Option may be exercised if not expired. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted Company Options, and the forms of all stock option agreements evidencing such options. There have been no repricings of any Company Options through amendments, cancellation and reisssuance or other means during the current or prior two calendar years.

                  (c) Except as set forth in Section 2.3(a) or Section 2.3(b) above, as of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations;
(iii) rights agreement, shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any of the Acquired Corporations are or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) current investigation by the Company of any condition or circumstance that the Company reasonably believes would give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations (items (i) through (iv) above, collectively, "Company Stock Rights").

                  (d) All outstanding shares of Company Common Stock, all outstanding Company Options and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts. All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances.


         2.4      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) All registration statements, proxy statements and other statements, reports, schedules, forms (including exhibits thereto) and other documents filed by the Company with the SEC since January 1, 1999 (the "Company SEC Documents") have been made available to Parent. All statements, reports, schedules, forms, exhibits and other documents required to have been filed by the Company with the SEC since January 1, 1999 have been so filed. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The financial statements (including related notes, if any) contained in the Company SEC Documents (the "Company Financial Statements"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or are not reasonably expected to be, individually or in the aggregate, material in amount); and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. For purposes of this Agreement, "Company Balance Sheet" means that consolidated balance sheet of the Company and its consolidated subsidiaries as of June 30, 2002 set forth in the Company's Quarterly Report on Form 10-Q filed with the SEC and the "Company Balance Sheet Date" means June 30, 2002.


         2.5      ABSENCE OF CHANGES.

                  Except as set forth on Schedule 2.5 of the Disclosure Schedule, since the Company Balance Sheet Date (provided, that after the date hereof, nothing listed below shall be deemed to prohibit the Company from conducting its business as permitted pursuant to
Section 4.2 hereof and any actions taken by Company pursuant to Section 4.2 or upon written request of Parent shall not be a breach of this Section 2.5):

                  (a) each of the Acquired Corporations has operated its respective business in all material respects in the ordinary course and consistent with past practices;

                  (b) except for facts, events, circumstances or conditions which exist or have occurred which are reasonably attributable to general economic conditions or general conditions affecting similarly situated corporations in the same industry as the Acquired Corporations, there has not been any event that has had a Material Adverse Effect on the Acquired
Corporations, and no fact, event, circumstance or condition exists or has occurred that could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

                  (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities; (iii) sold, issued or granted, or authorized the issuance of, (A) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options), (B) any option, warrant or right to acquire any capital stock or any other security (except for Company Options outstanding on the date hereof or issued in accordance with Section 4.2), or (C) any instrument convertible into or exchangeable for any capital stock or other security; (iv) made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since the Company Balance Sheet Date, exceeds $150,000 in the aggregate; (v) made any material Tax election;
(vi) commenced or settled any Legal Proceeding; or (vii) entered into or consummated any transactions with any affiliate;

                  (d) none of the Acquired Corporations has (i) sold or otherwise disposed of, or acquired, leased, licensed, waived or relinquished any material right or other material asset to, from or for the benefit of, any other Person except for rights or other assets sold, disposed of, acquired, leased, licensed, waived or relinquished in the ordinary course of business and consistent with past practice; (ii) mortgaged, pledged or subjected to any lien any of their respective property, business or assets, except for purchase money or similar security interests granted in connection with the purchase of equipment or supplies in the ordinary course of business in an amount not exceeding $100,000 in the aggregate; (iii) entered into or amended any lease of real property or material personal property (whether as lessor or lessee); or
(iv) canceled or compromised any debt or claim other than accounts receivable in the ordinary course of business consistent with past practice;

                  (e)  none of the  Acquired  Corporations  has (i)  amended  or waived any of its material rights under, or permitted the acceleration of vesting under, any provision of any of the Company Employee Plans or any provision of any agreement or Company Stock Option Plan evidencing any outstanding Company Option; (ii) established or adopted any Company Employee Plan; (iii) caused or permitted any Company Employee Plan to be amended in any material respect; or (iv) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, employees, consultants or agents;

                  (f) there has been no material labor trouble (including any work slowdown, stoppage or strike) involving the Acquired Corporations or any material change in any of their respective personnel or the terms and conditions of the employment of such personnel;

                  (g) none of the Acquired  Corporations  has made any change in
(i) their respective methods of accounting or accounting practices or (ii) their respective pricing policies or payment or credit practices or failed to pay any creditor any amount owed to such creditor when due or granted any extensions or credit other than in the ordinary course of business consistent with past practice;

                  (h) none of the Acquired Corporations has terminated or closed any material facility, business or operation;

                  (i) none of the Acquired Corporations has made any loan, advance or capital contributions to, or any other investment in, any Person, except for travel and payroll advances made to employees in the ordinary course of business which are disclosed on Schedule 2.5(i);

                  (j) none of the Acquired Corporations has written up or written down any of its respective material assets other than has been disclosed in subsequent financial reports or other filings made by the Company pursuant to the Securities Act or the Exchange Act;

                  (k) there has been no loss, destruction or damage to any material item of property of the Acquired Corporations, whether or not insured, which has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and

                  (l) none of the Acquired Corporations has entered into any contractual obligation to do any of the things referred to elsewhere in this
Section 2.5.


         2.6      PROPRIETARY ASSETS.

                  (a) Schedule 2.6(a) of the Company Disclosure Schedule sets forth all U.S. and foreign patents, patent applications, trademarks, trademark applications, copyright registrations and copyright applications owned by any of the Acquired Corporations. Each Acquired Corporation has good, valid and marketable title to, or has a valid right to use, license or otherwise exploit, all of the Acquired Corporation Proprietary Assets necessary for the conduct of such Acquired Corporation's business as presently conducted, free and clear of all Encumbrances, except for any lien for current taxes not yet due and payable. None of the Acquired Corporations have developed jointly with any other Person any Acquired Corporation Proprietary Asset with respect to which such other Person has any rights. There is no Company Material Contract (with the exception of end user license agreements and software and maintenance agreements in the forms similar in all material respects to the forms previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset owned or exclusively licensed by any of the Acquired Corporations.

                  (b) (i) To the Company's knowledge, all Acquired Corporation Proprietary Assets owned by any of the Acquired Corporations are valid and enforceable; (ii) all Acquired Corporation Proprietary Assets owned by any of the Acquired Corporations are subsisting and in effect; (iii) to the Company's knowledge, none of the Acquired Corporation Proprietary Assets owned by any of the Acquired Corporations and no Proprietary Asset that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person) infringes or misappropriates any Proprietary Asset owned or used by any other Person; (iv) (iv) to the knowledge of the Company, none of the products or services that are or have been designed, created, developed, assembled, performed, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and, to the knowledge of the Company, none of such products or services has at any time infringed, misappropriated or made any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person; (v) none of the Acquired Corporations has received any written notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person, (vi) to the Company's knowledge, the operation of the business of each Acquired Corporation as it currently is conducted does not infringe or misappropriate or make any unlawful or unauthorized use of any Proprietary Asset of any other Person; and (vii) to the Company's knowledge, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Acquired Corporation Proprietary Asset owned by the Acquired Corporations. None of the Acquired Corporations has (A) except with respect to the Company Material Contracts and end user license agreements and software and maintenance agreements in the forms which are the same in all material respects to the forms previously delivered by the Company to Parent, licensed any of the Acquired Corporation Proprietary Assets to any Person, or (B) entered into any covenant not to compete or any Contract limiting its ability to exploit fully any Acquired Corporation Proprietary Assets owned or exclusively licensed by such Acquired Corporation.

                  (c) Each Acquired Corporation has taken all reasonable steps that are required to protect such Acquired Corporation's rights in confidential information and trade secrets of the Acquired Corporation or provided by any other person to the Acquired Corporation. Without limiting the foregoing, each Acquired Corporation has, and enforces, a policy requiring each employee, consultant and contractor to execute a proprietary information and confidentiality agreement, substantially in the forms attached to the Company Disclosure Schedule as Schedule 2.6(c), and all current and former employees, consultants and contractors of such Acquired Corporation have executed such an agreement.

                  (d) The Acquired Corporation Proprietary Assets owned by the Acquired Corporations do not contain any shareware, open source code or freeware. The Company has used commercially reasonable efforts to prohibit the public disclosure of any of its source code.


         2.7      CONTRACTS.

                  (a) For purposes of this Agreement, each of the following shall be deemed to constitute a "Company Material Contract" which Company Material Contracts are listed on Schedule 2.7 and copies of which have been made available to Parent:

                           (i)  any  Acquired   Corporation   Contract  that  is
required by the rules and regulations of the SEC to be filed as an exhibit to the Company SEC Documents;

                           (ii) any Acquired  Corporation  Contract  relating to
the employment of any employee, and any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary) in excess of $20,000, to any current or former employee or director;

                           (iii) any Acquired  Corporation  Contract relating to
the acquisition, transfer, development, sharing or license of any material Proprietary Asset (except for any Acquired Corporation Contract pursuant to which (A) any material Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally available for sale to the public, or (B) any material Proprietary Asset is licensed by any of the Acquired Corporations to any Person on a non-exclusive basis);

                           (iv) any Acquired Corporation Contract which provides
for indemnification of any current or former officer, director or employee;

                           (v) any  Acquired  Corporation  Contract  creating or
relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                           (vi) any Acquired  Corporation Contract that involves
the payment or expenditure of in excess of $50,000 that may not be terminated by the applicable Acquired Corporation (without penalty) within sixty (60) days after the delivery of a termination notice by the applicable Acquired Corporation;

                           (vii) any Acquired Corporation Contract contemplating
or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services having a value in excess of $100,000 in the aggregate;

                           (viii)  any  Government   Contract  (A)  creating  or
relating to the creation of any Encumbrance with respect to any asset owned or used by any Acquired Corporation having a value in excess of $50,000; (B) involving or incorporating any liability, obligation, guaranty, pledge, performance or completion bond, indemnity (other than customary intellectual property indemnities for hardware and software sold by any Acquired Corporation), right of contribution or surety arrangement, any of which obligations involve or may reasonably be expected to involve an Acquired Corporation obligation in excess of $50,000 per year; or (C) contemplating or involving (1) the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate, or (2) the performance of services having a value in excess of $50,000 in the aggregate; and

                           (ix) any Acquired  Corporation  Contract imposing any
restriction on the right or ability of any Acquired Corporation to (A) compete with any other Person, (B) acquire any material product or other material asset or any services from any other Person, sell any material product or other material asset to or perform any services for any other Person or transact business or deal in any other manner with any other Person, or (C) develop or distribute any material technology.

                           (x) any other  Acquired  Corporation  Contract,  if a
breach of such Acquired Corporation Contract would have a Material Adverse Effect on the Acquired Corporations by itself, and specifically excluding any Acquired Corporation Contract which would have been disclosed under (ii) or
(vi)-(viii) above, but for the thresholds set forth in such subsections.

                  (b) (i) As against the Company, each Company Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms subject to (A) Legal Requirements of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies; and (ii) to the knowledge of Company, as against the other parties thereto, each Company Material Contract is valid and in full force and effect, and enforceable in accordance with its terms subject to (A) Legal Requirements of general application relating to bankruptcy, insolvency and the relief of debtors, and
(B) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (c) None of the Acquired Corporations has materially violated or breached, or committed any material default under, any Company Material Contract. To the Company's knowledge, no other Person has violated or breached, or committed any default under, any Company Material Contract.

                  (d) To the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (i) result in a material violation or material breach of any provision of any Company Material Contract by any of the Acquired Corporations; (ii) give any Person the right to declare a default or exercise any material remedy under any Company Material Contract; (iii) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract; (iv) give any Person the right to accelerate the maturity or performance of any Company Material Contract; or (v) give any Person the right to cancel or terminate, or modify in any material respect, any Company Material Contract.

                  (e) To the knowledge of the Acquired Corporations, with respect to Government Contracts, there is, as of the date hereof, no (i) civil fraud or criminal investigation by any Governmental Body, (ii) Acquired Corporation, or current officers, employees or affiliates thereof, currently suspended or debarred, or suspension of debarment proceeding (or equivalent proceeding) against any of the Acquired Corporations, their current officers, employees or affiliates, (iii) request by any Governmental Body for a contract price adjustment based on a claimed disallowance by any Governmental Body or at the direction of any Governmental Body or written notice of defective pricing other than as reserved for on the Company Financial Statements in accordance with GAAP, (iv) claim or equitable adjustment by the Acquired Corporations against the U.S. Government or any third party in excess of $50,000 in the aggregate, (v) written notice challenging, questioning or disallowing any cost(s) in excess of $50,000 in the aggregate, (vi) notice of contract termination, cure notice or show cause notice, or (vii) violation of any statutory, regulatory or contractual provision that could result in any fine or penalty of a criminal, civil or administrative nature.

         2.8      LIABILITIES.

                  None of the Acquired Corporations has any material accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements prepared in accordance with GAAP and whether due or to become due), except for: (a) liabilities that are reflected in the "Liabilities" column of the Company Balance Sheet and the notes thereto, and (b) normal and recurring liabilities that have been incurred by the Acquired Corporations since the Company Balance Sheet Date in the ordinary course of business and consistent with past practices that, individually or in the aggregate, are not material in nature.


         2.9      COMPLIANCE WITH LEGAL REQUIREMENTS.

                  Each of the Acquired Corporations is, and at all times since September 30, 1997, has been, in compliance in all material respects with all applicable Legal Requirements. Since September 30, 1997, none of the Acquired Corporations has received any written notice or, to the Company's knowledge, other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.


         2.10     GOVERNMENTAL AUTHORIZATIONS.

                  Each of the Acquired Corporations holds all Governmental Authorizations necessary to enable such Acquired Corporation to conduct its business in the manner in which such business is currently being conducted except where the failure to hold such Governmental Authorizations would not be reasonably likely to have a Material Adverse Effect on the Acquired Corporations. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since September 30, 1997 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since September 30, 1997, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.


         2.11     TAX MATTERS.

                  (a) The Acquired Corporations have paid or reserved for all Taxes, due and payable by any of them (whether or not shown on any Tax Return) for or with respect to all periods up to and including the date hereof (without regard to whether or not such Taxes are or were disputed), whether or not shown on any Tax Return.

                  (b) Each of the Acquired Corporations has filed on a timely basis (taking into account any extensions of time an Acquired Corporation was granted) all material Tax Returns that it was required to file except for Tax Returns for the year which includes the Closing Date. All such Tax Returns were accurate and complete in all material respects. None of the Acquired Corporations currently is the beneficiary of any extension of time within which to file any Tax Return. No claim that has not been resolved has ever been made to an Acquired Corporation by an authority in a jurisdiction where the Acquired Corporations do not file Tax Returns that any one of them is or may be subject to taxation by that jurisdiction. None of the Acquired Corporations has given any currently effective waiver of any statute of limitations in respect of Taxes or agreed to any currently effective extension of time with respect to a Tax assessment or deficiency. There are no security interests on any of the assets of any of the Acquired Corporations that arose in connection with any failure (or alleged failure) to pay any Tax (other than liens for Taxes not yet due and payable).

                  (c) The Acquired Corporations have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party except for such withholding or payments to be made at or before Closing.

                  (d) The Company is not currently investigating any facts or circumstances which the Company reasonably believes could give rise to an expectation that any relevant taxing authority may assess additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any liability for Taxes of the Acquired Corporations either (i) claimed or raised by any authority in writing or (ii) as to which such Acquired Corporation has knowledge based upon personal contact with any agent of such authority. Schedule 2.11(d) to the Company Disclosure Schedule sets forth a complete and accurate list of all federal and state income and franchise Tax Returns filed by or on behalf of the Acquired Corporations with any Governmental Body with respect to the taxable periods of the Acquired Corporations ended on or after December 31, 2001 (the "Company Tax Returns"); and Schedule 2.11(d) to the Company Disclosure Schedule indicates those Company Tax Returns that have been audited and indicates those Company Tax Returns that currently are the subject of an audit.

                  (e) The unpaid Taxes of the Acquired Corporations (i) did not, as of the date of the most recent Company Financial Statements, exceed the aggregate reserve for Tax Liability (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Company Balance Sheet and (ii) will not, as of the Closing Date, exceed that aggregate reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Corporations in filing their Tax Returns.

                  (f) None of the Acquired Corporations is a party to any Tax allocation or sharing agreement. None of the Acquired Corporations has made any distribution of any "Controlled Corporation" as that term is defined in Section 355(a)(1) of the Code. None of the Acquired Corporations (i) has been a member of an "affiliated group," as defined in Section 1504(a) of the Code, filing a consolidated federal income Tax Return other than an affiliated group the common parent of which is the Company or (ii) has any Liability for the Taxes of any Person (other than any of the Acquired Corporations) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

                  (g) None of the Acquired Corporations have filed a consent under Section 341(f) of the Code concerning collapsible corporations. None of the acquired corporations will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code, (ii) closing agreement as described in Section 7121 of the Code executed on or prior to the Closing Date, (iii) deferred intercompany gain on any excess loss account described in regulations under Section 1502 of the Code or (iv) installment sale or open transaction disposition made on or prior to the Closing Date.



         2.12     EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                  (a) Schedule 2.12(a) of the Company Disclosure  Schedule lists
(i) all employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) all employee welfare benefit plans (as defined in Section 3(1) of ERISA), (iii) all other pension, bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, fringe benefits and other similar benefit plans (including, without limitation, any fringe benefit under
Section 132 of the Code and any foreign plans), programs, Contracts, arrangements or policies (including a specific identification of those which contain change of control provisions or pending change of control provisions), and (iv) any employment, executive compensation or severance agreements (including a specific identification of those which contain change of control provisions or pending change of control provisions), whether written or otherwise, as amended, modified or supplemented, of any Acquired Corporation or any other Entity (whether or not incorporated) which is a member of a controlled group which includes any of the Acquired Corporations or which is under common control with any of the Acquired Corporations within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a) (14) or (b) of ERISA ("ERISA Affiliates") (all such plans, programs, Contracts, agreements, arrangements or policies as described in this Section 2.12 (a) shall be collectively referred to as the "Company Employee Plans") for the benefit of, or relating to, any former or current employee, officer or director (or any of their beneficiaries) of any Acquired Corporation or any other ERISA Affiliate. The Company has made available to Parent, in a reasonable time, place and manner, true and complete copies of (i) each such written Company Employee Plan (or a written description of any Company Employee Plan which is not written) and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications, registration statements (including all attachments), prospectuses and communications distributed to plan participants, (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing,
(iii) the most recent actuarial valuation for each Company Employee Plan subject to Title IV of ERISA, (iv) the latest reports which have been filed with the U.S. Department of Labor with respect to each Company Employee Plan required to make such filing, (v) the most recent favorable determination letters issued for each Company Employee Plan and related trust which is intended to be qualified under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination), and (vi) financial and other information regarding current and projected liabilities, if any, with respect to each Company Employee Plan for which the filings described in (ii), (iii) or (iv) above are not required under ERISA.

                  (b) (i) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person (other than continuation coverage to the extent required by law, whether pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 or otherwise), (ii) none of the Company Employee Plans is a "Multiple Employer Welfare

Arrangement" (as defined in Section 3(40) of ERISA), or a "Multiemployer Plan" (as defined in Section 3(37) of ERISA), (iii) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction with respect to any Company Employee Plan which could subject any of the Acquired Corporations, directly or indirectly, to any material tax, material penalty or other material liability for prohibited transactions under ERISA or Section 4975 of the Code;
(iv) no fiduciary of any Company Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA which shall subject any of the Acquired Corporations, directly or indirectly, to any material penalty or liability for breach of fiduciary duty; (v) all Company Employee Plans have been established and maintained in accordance with their terms and have been operated in substantial compliance with all applicable Legal Requirements; (vi) all Company Employee Plans may by their terms be amended and/or terminated at any time without the consent of any other Person subject to applicable Legal Requirements and the terms of each Company Employee Plan; (vii) each of the Acquired Corporations has performed all obligations required to be performed by them under, and are not in any material respect in default under or in violation of, any Company Employee Plan; (viii) none of the Acquired Corporations has any knowledge of any default or violation by any other Person with respect to any of the Company Employee Plans; (ix) each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service as to such plan's qualified status under Section 401(a) of the Code (or comparable letter, such as an opinion or notification letter as to the form of plan adopted by one or more Acquired Corporations) or has time remaining under applicable Treasury guidance to seek such a determination, and nothing has occurred to the knowledge of the Company since the issuance of such letter (or could reasonably be expected to occur) which might impair such favorable determination or otherwise impair the qualified status of such plan; (x) no Acquired Corporation is currently subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or 4975 through 4980 F of the Code, or has any outstanding liability for any such penalty or tax which is not otherwise reserved for or reflected on the Company Financial Statements; and (xi) all contributions required to be made or reserved, and all premiums required to be paid by the Acquired Corporations, as appropriate, with respect to any Company Employee Plan pursuant to the terms of the Company Employee Plan, any Legal Requirements or any collective bargaining agreement, have been made, paid or reserved on or before their due dates (including any extensions thereof).

                  (c) None of the Acquired Corporations or any other ERISA Affiliate currently maintains, sponsors or participates in, or within the last five years has maintained, sponsored or participated in, any "Employee Benefit Plan" (as defined in Section 3(3) of ERISA) that is subject to Section 412 of the Code or Title IV of ERISA.

                  (d) The consummation of the transactions contemplated by this Agreement will not cause or result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any former or current employee, independent contractor or consultant (or any of their beneficiaries) of any of the Acquired Corporations.

                  (e) There are no Legal Proceedings pending or, to the knowledge of the Company, threatened in respect of or relating to any Company Employee Plan.

                  (f) The Company is not currently investigating any facts or circumstances which the Company reasonably believes could be expected to give rise to any such Legal Proceeding (other than routine, uncontested benefit claims) in respect of or relating to any Company Employee Plan.

                  (g) (i) None of the Acquired Corporations has ever maintained an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or any other Company Employee Plan that invests in Company capital stock; (ii) since August 23, 2002, none of the Acquired Corporations has proposed or agreed to any increase in benefits under any Company Employee Plan (or the creation of new benefits) or change in employee coverage which would materially increase the expense of maintaining any Company Employee Plan; and
(iii) except as disclosed on Schedule 2.12(g), no person will be entitled to any severance benefits or the acceleration of any options under the terms of any Company Employee Plan as a result of the consummation of the transactions contemplated by this Agreement.

                  (h) To the extent that any Company Employee Plan is required by any applicable Legal Requirement to be covered by any bond (e.g., fidelity or otherwise) in any particular amount, each such Company Employee Plan required to be covered by such bond has at all times been covered by such bond in accordance and compliance with all applicable Legal Requirements.

                  (i) (i) There are no controversies pending or, to the knowledge of the Company, threatened, between any of the Acquired Corporations and any of their respective foreign or domestic former or current employees, officers, directors, independent contractors or consultants (or any of their beneficiaries); (ii) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the knowledge of the Company, threatened against or affecting any Acquired Corporation; (iii) none of the Acquired Corporations is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Acquired Corporations, (iv) none of the employees of the Acquired Corporations are represented by any labor organization and none of the Acquired Corporations have any knowledge of any current union organizing activities among the employees of the Acquired Corporations, (v) the Acquired Corporations have each at all times been in compliance in all material respects with all applicable Legal Requirements respecting employment, employment and labor practices, and with any collective bargaining agreements (both foreign and domestic), (vi) there is no unfair labor practice charge or complaint against any of the Acquired Corporations pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency, (vii) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Acquired Corporations pending, or to the knowledge of the Company, threatened, before the National Labor Relations Board or any similar state or foreign agency, (viii) to the knowledge of the Company, neither the Occupational Safety and Health Administration nor any corresponding state agency is threatening to file any citation, and there are no pending citations, relating to the Acquired Corporations, and (ix) there are no pending or, to the knowledge of the Company, threatened claims by any current or former employee of the Acquired Corporations or any employment-related claims or investigations by any Governmental Authority, including any charges to the Equal Employment Opportunity Commission or state employment practice agency, investigations regarding compliance with federal, state or local wage and hour Legal Requirements, audits by the Office of Federal Contractor Compliance Programs, complaints of sexual harassment or any other form of unlawful harassment, discrimination, or retaliation.

                  (j) No Company Employee Plan is a Voluntary Employees' Beneficiary Association within the meaning of Section 501(c)(9) of the Code.

                  (k) All Welfare Plans and the related trusts that are "group health plans" as defined under the respective provision comply with and have been administered in substantial compliance with the health care continuation-coverage requirements under Section 4980B(f) of the Code (formerly
Section 162(k) of the Code), Sections 601 through 607 of ERISA, and all final Treasury regulations under Section 4890B of the Code explaining those requirements, and all other applicable Legal Requirements regarding continuation and/or conversion coverage and with Code Section 4980D and ERISA Sections 701 through 734.

                  (l) Set forth on Schedule 2.12(l) is a list of all employees of each Acquired Corporation as of the date of the Agreement. Schedule 2.12(l) also contains, with respect to each such employee: (i) the employee's base salary, whether such employee is a bonus or commission employee, an approximate calculation of any bonus payable to such employee as of the date of this Agreement, and any commission schedule applicable to such employee; (ii) accrued paid time off payable to such employee as of October 29, 2002; (iii) any amounts payable to any employee as salary, severance or bonus which were withheld under an austerity program for fiscal years ending before the date of this Agreement, and (iv) any severance that would be due upon termination with or without cause of such employee. Copies of all loans and commission plans have been made available to Parent.

                  (m) None of the Acquired Corporations has effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification
Act) ("WARN Act") affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Acquired Corporations or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Acquired Corporations, nor has the Acquired Corporations been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law.

                  (n) None of the Acquired Corporations has received a written notice, or to the Company's knowledge any other communication, of any violation of any immigration and naturalization laws relating to employment and employees and all of the Acquired Corporations have properly completed and maintained in all material respects all applicable forms (including, but not limited to, I-9 forms) and each of the Acquired Corporations is in compliance in all material respects with all such immigration and naturalization Legal Requirements and there are no citations, investigations, administrative proceedings or formal complaints of violations of immigration or naturalization Legal Requirements pending or, to the knowledge of the Company threatened, before the Immigration and Naturalization Service of any federal, state or administrative agency or court against or involving the Acquired Corporations.

         2.13     ENVIRONMENTAL MATTERS.

                  (a) Each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Corporations of all material permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the Acquired Corporations has received any written notice or, to its knowledge other communication, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law. The Company is not currently investigating any circumstances that the Company reasonably believes could prevent or interfere with the material compliance by any of the Acquired Corporations with any Environmental Law. To the Company's knowledge, no current or prior owner of any property leased or controlled by any of the Acquired Corporations has received any written notice or other communication, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance with any Environmental Law. To the Company's knowledge, all property that is or has been leased to, controlled by or used by the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature and none of the Acquired Corporations has any liability for any clean-up or remediation under any Environmental Law. To the Company's knowledge, all property that is leased to, controlled by or used by any of the Acquired Corporations is free of any friable asbestos or asbestos-containing material.

                  (b) For purposes of this Section 2.13:

                           (i)  "Environmental  Law"  shall  mean  any  foreign,
federal, state or local statute, law, rule, regulation, ordinance, treaty, code, policy or rule of common law now or from time to time in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, natural resources, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act, as amended; the Hazardous Materials Transportation Act, as amended; the Clean Water Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Safe Drinking Water Act, as amended; the Atomic Energy Act, as amended; the Federal Insecticide, Fungicide and Rodenticide Act, as amended; and the Occupational Safety and Health Act, as amended; and

                           (ii) "Hazardous  Materials"  shall mean (A) petroleum
or petroleum products (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel, or any mixture thereof), polychlorinated biphenyls (PCBs), asbestos or asbestos containing materials, urea formaldehyde foam insulation, and radon gas; (B) any substance defined as or included in the definition of "hazardous substance," "hazardous waste," "hazardous material," "extremely hazardous waste," "restricted hazardous waste," "waste," "special waste," "toxic substance," "toxic pollutant," "contaminant" or "pollutant," or words of similar import, under any applicable Environmental Law (as defined below); (C) infectious materials and other regulated medical wastes; (D) any substance which is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental agency; and (E) any other substance, material or waste the presence of which requires investigation or remediation under any Environmental Law.


         2.14     LEGAL PROCEEDINGS; ORDERS.

                  Except as set forth in the Company SEC Documents, there is no pending material Legal Proceeding and, to the Company's knowledge, no Person has threatened to commence any material Legal Proceeding, that involves any of the Acquired Corporations or any of the material assets owned or used by any of the Acquired Corporations; and there is no Order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the material assets owned or used by any of the Acquired Corporations, is subject.


         2.15     VOTE REQUIRED.

                  The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Shareholders' Meeting is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and otherwise approve the Merger.


         2.16     NON-CONTRAVENTION; CONSENTS.

                  Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger, or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of any of the provisions of the Company Organization Documents or any resolution adopted by the shareholders, the Board of Directors or any committee of the Board of Directors of any of the Acquired Corporations;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the material assets owned or used by any of the Acquired Corporations, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or is otherwise material to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations; or

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Company Material Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract, (iii) accelerate the maturity or performance of any Company Material Contract, or (iv) cancel, terminate or modify any term of any Company Material Contract, except in each case to the extent that such violations, breaches or defaults would not result in a Material Adverse Effect.

                  Except as may be required by the Exchange Act, the CGCL and the rules and regulations of the Nasdaq Stock Market (as such rules and regulations relate to the Registration Statement and the Proxy Statement), and such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR") none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except in each case, where the failure to obtain any Consent would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Corporations.


         2.17     FAIRNESS OPINION.

                  The Company's Board of Directors has received the written opinion of First Analysis Securities Corporation, financial advisor to the Company, as of the date of this Agreement, to the effect that the consideration to be received by the shareholders of the Company in the Merger is fair to the shareholders of the Company from a financial point of view. The Company will furnish an accurate and complete copy of said opinion to Parent.


         2.18     FINANCIAL ADVISOR.

                  Except with respect to First Analysis Securities Corporation, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to any such engagement.


         2.19     TAKEOVER STATUTES; NO DISCUSSIONS

                  No Takeover Laws are applicable to the Merger, this Agreement or any of the transactions contemplated hereby. As of the date of this Agreement, none of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Company Acquisition Proposal.


         2.20     INFORMATION TO BE SUPPLIED.

                  None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC or becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the shareholders of the Company or at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub that is contained in the foregoing documents.


         2.21     FOREIGN CORRUPT PRACTICES ACT.

                  Neither the Company, any other Acquired Corporation, any of the Acquired Corporation's officers, directors, nor, to the Company's knowledge, any employees or agents (or shareholders), distributors, representatives or other persons acting on the express, implied or apparent authority of any Acquired Corporation, have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any person or Governmental Body in the United States or elsewhere in connection with or in furtherance of the business of any of the Acquired Corporations (including, without limitation, any unlawful offer, payment or promise to pay money or other thing of value (a) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist any Acquired Corporation in obtaining business for or with, or directing business to, any person, or (b) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised unlawfully to any such official or party for such purposes). Neither the business of the Company nor any other Acquired Corporation is in any manner dependent upon the making or receipt of such unlawful payments, discounts or other inducements. Neither the Company nor any other Acquired Corporation has otherwise taken any action that could cause the Company or any other Acquired Corporation to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, the regulations thereunder, or any applicable Legal Requirements of similar effect.


         2.22     DISCLOSURE.

                  Between the Company Balance Sheet Date and the date of this Agreement, no event has occurred which has not been disclosed to Parent which the Company would have been required to disclose in a registration statement for the offering of securities under the Securities Act. The representations and warranties of the Company contained in Section 2 of this Agreement (as modified by the Company Disclosure Schedule) do not contain any representation or warranty that is materially false or misleading with respect to any material fact, and the Company Disclosure Schedule does not omit to state any material fact necessary in order to make the representations and warranties of the Company contained in Section 2 of this Agreement (in the light of the circumstances under which such representations and warranties were or will be made or provided) not materially false or misleading.

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Except as disclosed in the Disclosure Schedule delivered by Parent and Merger Sub to the Company prior to the execution and delivery of this Agreement (the "Parent Disclosure Schedule") and referenced in the Parent Disclosure Schedule to the section(s) of this Section 3 to which such disclosure applies, Parent and Merger Sub represent and warrant to the Company as follows:


         3.1      DUE ORGANIZATION; SUBSIDIARIES.

                  Parent is a corporation duly organized, validly existing and in good standing under the Legal Requirements of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the Legal Requirements of the State of California. Each Subsidiary is an Entity duly organized, validly existing and in good standing under the Legal Requirements of its state of incorporation or formation. Each of Parent and Merger Sub has all necessary corporate power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used. Each of Parent and Merger Sub is qualified to do business as a foreign corporation, and is in good standing, under the Legal Requirements of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Parent. Parent has made available to the Company accurate and complete copies of the certificate of incorporation and bylaws of each of Parent and Merger Sub, including all amendments thereto (collectively, the "Parent Organization Documents").


         3.2      AUTHORITY; BINDING NATURE OF AGREEMENT.

                  Each of Parent and Merger Sub has all requisite corporate power and authority, subject to stockholder approval, to enter into and to perform its obligations under this Agreement. The Board of Directors of Parent (at a meeting duly called and held) has authorized and approved the execution, delivery and performance of this Agreement by Parent and approved the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to (a) Legal Requirements of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the approval of the stockholders of Parent. Parent hereby represents that its Board of Directors, at a meeting duly called and held on or prior to the date hereof, has by unanimous vote (i) determined that the Merger is in the best interests of Parent, (ii) approved and adopted this Agreement, the Agreement of Merger, the Merger and the other transactions contemplated by this Agreement, and (iii) resolved to recommend that the stockholders of Parent adopt and approve this Agreement, the Agreement of Merger, the Merger and the issueance of Parent Common Stock in accordance herewith (the unanimous recommendations referred to in this clause (iii) are collectively referred to in this Agreement as the "Parent Recommendations").

         3.3      CAPITALIZATION, ETC.

                  (a) As of September 26, 2002, the authorized capital stock of Parent consists of: (i) 50,000,000 shares of Parent Common Stock and (ii) 500,000 shares of Parent Preferred Stock. As of September 26, 2002, 7,772,285 shares of Parent Common Stock have been issued and are outstanding, no shares of Parent Preferred Stock have been issued or are outstanding. No shares of Parent Common Stock are held in Parent's treasury. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the outstanding shares of Parent Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right or subject to any right of first refusal in favor of Parent.

                  (b) All outstanding shares of Parent Common Stock and all outstanding shares of capital stock of each Subsidiary of Parent have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Parent Contracts. All of the outstanding shares of capital stock of each of the Subsidiaries of Parent have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by Parent, free and clear of any Encumbrances. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and in compliance with all applicable securities laws and other applicable Legal Requirements. The shares of Parent Common Stock to be issued upon exercise of Company Options assumed by Parent in connection with the Merger will, when issued, be issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Parent Contracts.

                  (c) Parent owns directly all of the outstanding stock of Merger Sub.


         3.4      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) All registration statements, proxy statements and other statements, reports, schedules, forms (including exhibits) and other documents filed by Parent with the SEC since January 1, 1999 (the "Parent SEC Documents") are available to Company on EDGAR. All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC since January 1, 1999 have been so filed. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The financial statements (including any related notes) contained in the Parent SEC Documents (the "Parent Financial Statements"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or are not reasonably expected to be, individually or in the aggregate, material in amount), and (iii) fairly presented in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated subsidiaries for the periods covered thereby. For purposes of this Agreement, "Parent Balance Sheet" means that consolidated balance sheet of the Company and its consolidated subsidiaries as of June 30, 2002 set forth in the Company's Quarterly Report on Form 10-Q filed with the SEC and the "Parent Balance Sheet Date" means June 30, 2002.


         3.5      LIABILITIES.

                  Neither of Parent nor any Subsidiary of Parent has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements prepared in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities required to be identified as such in the "Liabilities" column of the Parent Balance Sheet, including the notes thereto; (b) normal and recurring liabilities that have been incurred by Parent and its Subsidiaries since the Parent Balance Sheet Date in the ordinary course of business and consistent with past practices that, individually or in the aggregate, have not had or could not reasonably be expected to have, a Material Adverse Effect on Parent; and (c) liabilities incurred under this Agreement.


         3.6      NON-CONTRAVENTION; CONSENTS.

                  Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of any of the provisions of the Parent Organization Documents or any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of Parent or any Subsidiary of Parent; or

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent, or any of the material assets owned or used by Parent, is subject.

                  Except as may be required by the Securities Act, the Exchange Act, and the rules and regulations of the Nasdaq Stock Market (as it relates to the approval of the Merger by stockholders of Parent and Registration Statement and the Proxy Statement), and such filings as may be required under HSR, none of Parent or any Subsidiary of Parent was, is or will be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or
(y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except in each case, where the failure to make any filing, give any notice or obtain any Consent would not have a Material Adverse Effect on Parent.


         3.7      INTERIM OPERATIONS OF MERGER SUB.

                  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.


         3.8      INFORMATION TO BE SUPPLIED.

                  None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC or becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the shareholders of the Company or at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company that is contained in the foregoing documents.


         3.9      ABSENCE OF CHANGES.

                  Since June 30, 2002 and except as set forth in any documents filed by Parent or any Subsidiary with the SEC since June 30, 2002:

                  (a) Each of Parent and its Subsidiaries has operated its business in all material respects in the ordinary course and consistent with past practices; and

                  (b) Except for facts, events, circumstances or conditions which exist or have occurred which are reasonably attributable to general economic conditions or general conditions affecting similarly situated corporations in the same industry as the Parent, there has not been any event that has had a Material Adverse Effect on Parent, and no fact, event, circumstance or condition exists or has occurred that could reasonably be expected to have a Material Adverse Effect on Parent.


         3.10     LEGAL PROCEEDINGS; ORDERS.

                  Except as set forth in the Parent SEC Documents, there is no pending material Legal Proceeding and, to the Parent's knowledge, no Person has threatened to commence any material Legal Proceeding, that involves any of Parent, the Merger Sub or any material subsidiary of Parent or any of the material assets owned or used by the same; and there is no Order, writ, injunction, judgment or decree to which any of Parent, the Merger Sub or any material subsidiary of Parent, or any of the material assets owned or used by any of the same, is subject.


         3.11     VOTE REQUIRED.

                  The affirmative vote of the holders of a majority of the shares of Parent Common Stock outstanding on the record date for the Parent Shareholders' Meeting is the only vote of the holders of any class or series of the Parent's capital stock necessary to approve the Merger and the issuance of Parent Common Stock as Merger Consideration pursuant to this Agreement and otherwise allow Parent to consummate the Merger as set forth herein.


         3.12     DISCLOSURE.

                  Between the Parent Balance Sheet Date and the date of this Agreement, no event has occurred which has not been disclosed to Company which Parent would have been required to disclose in a registration statement for the offering of securities under the Securities Act. The representations and warranties of Parent contained in Section 3 of this Agreement (as modified by the Parent Disclosure Schedule) do not contain any representation or warranty that is materially false or misleading with respect to any material fact, and the Parent Disclosure Schedule does not omit to state any material fact necessary in order to make the representations and warranties of Parent contained in Section 3 of this Agreement (in the light of the circumstances under which such representations and warranties were or will be made or provided) not materially false or misleading.


SECTION 4.        CERTAIN COVENANTS OF THE COMPANY AND PARENT


         4.1      ACCESS AND INVESTIGATION.

                  During the period from the date of this Agreement through the Effective Time unless this Agreement shall be terminated in accordance with
Section 7 (the "Pre-Closing Period"), subject to applicable antitrust laws and regulations relating to the exchange of information, (a) the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (i) provide Parent and Parent's Representatives with reasonable access during normal business hours to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (ii) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, in each case, as Parent may reasonably request. Each party acknowledges that the Company and Parent have previously entered into a Mutual Nondisclosure Agreement dated July 5, 2001, as amended by an amendment dated July 5, 2002 which will continue in full force and effect in accordance with its terms.

         4.2      OPERATION OF THE COMPANY'S BUSINESS.

                  (a) During the Pre-Closing Period the Company shall: (i) ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course in accordance with past practices, and (B) in material compliance with all applicable Legal Requirements and the requirements of all Company Material Contracts; (ii) use reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill at least as favorable as at the date of this Agreement with all suppliers, customers, distributors, landlords, creditors, licensors, licensees and other Persons having business relationships with the respective Acquired Corporations; (iii) provide all notices, assurances and support required by any Company Material Contract relating to any Proprietary Asset to prevent the occurrence of a condition under such Contract which would result in any transfer of a material Proprietary Asset or disclosure of material source code by any Acquired Corporation; and (iv) keep in full force and effect (with the same scope and limits of coverage) all insurance policies in effect as of the date of this Agreement covering all material assets of the Acquired Corporations.

                  (b)  During  the  Pre-Closing  Period,  except as set forth in
Schedule 4.2(b) of the Company Disclosure Schedule, the Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

                           (i) declare, accrue, set aside or pay any dividend or
make any other distribution in respect of any shares of capital stock or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                           (ii) sell, issue,  grant or authorize the issuance or
grant of (A) any capital stock, other security (including the sale, transfer or grant of any treasury shares) or any obligation convertible or exchangeable for capital stock or (B) any Company Stock Right (except that, prior to the Effective Time, the Company may issue Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement and in connection with issuances of shares previously authorized under the ESPP Plan);

                           (iii)  amend or waive  any of its  rights  under,  or
accelerate the vesting under, any provision of any of the Company Stock Option Plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant, or other security or any related Contract;

                           (iv) amend or permit the adoption of any amendment to
the Company Organization Documents, or effect or become a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                           (v)  form  any   Subsidiary  or  acquire  any  equity
interest or other interest in any other Entity;

                           (vi) make any capital  expenditure to the extent such
new capital expenditures exceed $200,000 in the aggregate;

                           (vii) enter into or become bound by, or permit any of
the assets owned or used by it to become bound by, any Contract with obligations in excess of $100,000, or waive, release, or assign any rights or claims, or modify or terminate any Company Material Contract with obligations in excess of $100,000, except for standard purchase agreements with no minimum quantity requirements entered into in the ordinary course of business;

                           (viii)  acquire  or agree to  acquire,  by merging or
consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business);

                           (ix)  sell,  lease,   exchange,   mortgage,   pledge,
transfer or otherwise subject to any Encumbrance or dispose of any of its assets, except for sales, dispositions or transfers in the ordinary course of business;

                           (x) (A) incur any  indebtedness for borrowed money or
guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any agreement having the economic effect of any of the foregoing, except for borrowings incurred in the ordinary course of business, or (B) make any loans, advances or capital contributions to, or investments in, any other person other than travel and payroll advances made to employees in the ordinary course of business;

                           (xi) pay,  discharge,  settle or satisfy  any claims,
liabilities  or  obligations   (whether  absolute  or  contingent,   matured  or
unmatured, known or unknown), other than the payments, discharges or satisfactions (A) of less than $75,000 or (B) in the ordinary course of business which are materially in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Company Financial Statements or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which any Acquired Company is a party;

                           (xii) (A) except as set forth in Schedule 4.2.(b)(ii)
increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee; (B) grant any severance or termination pay (other than pursuant to the normal severance practices or existing agreements of the Company in effect on the date of this Agreement) to, or enter into any severance agreement with, any director, officer or employee, or enter into any employment agreement with any director, officer or employee or otherwise without the prior written consent of Parent; (C) establish, adopt, enter into or amend any Company Benefit Plan or other arrangement, except as may be required to comply with Applicable Legal Requirements; (D) pay any benefit not provided for under any Company Benefit Plan or other arrangement; (E) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan or other arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Company Benefit Plan or other arrangement or agreement or awards made thereunder); (F) take any action to fund prior to when due or in any other way secure the payment of compensation or benefits under any agreement; or (G) hire or promote any director, officer or employee, or fire any employee without first giving Parent 24 hours prior notice and an opportunity to discuss the termination with the Company;

                           (xiii)  change any of its  methods of  accounting  or
accounting practices in any respect, except as required by GAAP;

                           (xiv) make or rescind any material  election relating
to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes which would reasonably be expected to result in a Material Adverse Effect on the Acquired Corporations, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns;

                           (xv) commence or settle any Legal Proceeding;

                           (xvi)  take any other  material  action  outside  the
ordinary course of business or inconsistent with past practices;

                           (xvii)   except  as   otherwise   disclosed  in  this
Agreement or the Company Disclosure Schedule, or as otherwise directed by Parent or the terms of this Agreement, take, or permit the taking of any action, which could reasonably be expected to cause the vesting of any Company Options to be accelerated in accordance with the terms of any of the Company Stock Option Plans;

                           (xviii)  take,  agree  to  take,  or omit to take any
action which would cause the Company not to be able to satisfy any of the conditions set forth in Section 6 prior to the Termination Date; or

                           (xix)  agree or  commit  to take  any of the  actions
described in clauses (i) through (xviii) of this Section 4.2(b).

The Parent shall respond promptly to a request by the Company for consent to take any action contemplated in this Section 4.2.

                  (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; (iv) any employee who resigns, voluntarily terminates, or otherwise gives the Company notice of his intent to resign, or voluntarily terminate his employment with the Company; and (v) any event, condition, fact or circumstance that would make the timely satisfaction of any condition set forth in Section 6 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

                  (d) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of: (i) the discovery by Parent or Merger Sub of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent or Merger Sub in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Parent or Merger Sub; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any condition set forth in Section 6 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on Parent. No notification given to the Company pursuant to this Section 4.2(d) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent or Merger Sub contained in this Agreement.


         4.3      NO SOLICITATION BY THE COMPANY.

                  (a) During  the  Pre-Closing  Period,  the  Company  shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to, (i) take any action to solicit, initiate, induce or seek to facilitate the making, submission or announcement of any Company Acquisition Proposal, (ii) furnish any nonpublic information regarding any of the Acquired Corporations to any Person (other than Parent or Merger Sub) in connection with or in response to a Company Acquisition Proposal or an inquiry or indication of interest that the Company reasonably believes could be expected to lead to a Company Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal,
(iv) approve, endorse or recommend any Company Acquisition Proposal, or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Company Acquisition Transaction; provided, however, that this Section 4.3 shall not prohibit (A) the Company, or the Board of Directors of the Company, from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions or negotiations with, any Person in response to a Company Superior Offer that is submitted to the Company by such Person (and not withdrawn) if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have violated any of the restrictions set forth in this Section 4.3, (2) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action with respect to such Company Superior Offer is required to comply with the fiduciary duties of the Board of Directors of the Company to the Company shareholders under applicable Legal Requirements, and (3) the Board of Directors determines in good faith, after consultation with its outside legal counsel, that taking such action would be reasonably likely to lead to the consummation of a Company

Superior Offer, (4) the Company gives Parent prompt written notice (in any event, within 24 hours of receipt of any Company Acquisition Proposal) of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person or any of such Person's Representatives by or on behalf of the Company, and (5) the Company furnishes such nonpublic information to such Person and to Parent at substantially the same time (to the extent such nonpublic information has not been previously furnished by the Company to Parent); or (B) the Company from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any Company Acquisition Proposal. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.3 by the Company.

                  (b) The Company shall promptly (and in no event later than twenty four (24) hours after receipt of any Company Acquisition Proposal, any indication of interest that the Company reasonably believes could result in a Company Acquisition Proposal, or any request for nonpublic information relating to any of the Acquired Corporations) advise Parent orally and in writing of such Company Acquisition Proposal, such indication of interest or request (including providing the identity of the Person making or submitting such Company Acquisition Proposal, indication of interest or request, and a summary of the material terms thereof, if the Company Acquisition Proposal is not in writing, or a copy of the Company Acquisition Proposal if it is in writing) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed on a reasonably prompt basis with respect to the status of any such Company Acquisition Proposal, indication of interest or request and any modification or proposed modification thereto.

                  (c) Upon the execution of this Agreement, the Company shall immediately cease and cause to be terminated any discussions existing as of the date of this Agreement with any Person (other than Parent) that relate to any Company Acquisition Proposal.

                  (d) Except with respect to the execution of a definitive agreement with respect to a Company Superior Offer, the Company agrees not to release any Person (other than Parent) from or waive any provision of any confidentiality, "standstill" or similar agreement to which the Company is a party and will use its reasonable best efforts to enforce each such agreement at the request of Parent.

                  (e) Notwithstanding anything in this Agreement to the contrary, the Board of Directors of the Company may withhold, withdraw or modify the Company Recommendations in a manner adverse to Parent if: (i) an unsolicited, bona fide offer is made to the Company by a third party for a Company Acquisition Transaction, and such offer is not withdrawn; (ii) the Company's Board of Directors determines in good faith, after consultation with its financial advisor, that such offer constitutes a Company Superior Offer and that such offer is reasonably likely to be consummated; (iii) following consultation with outside legal counsel, the Company's Board of Directors determines that the withdrawal or modification of such Company Recommendations is required to comply with the fiduciary duties of the Board of Directors of Company to the shareholders of Company under applicable Legal Requirements; (iv) the Company Recommendations are not withdrawn or modified in a manner adverse to Parent at any time prior to three (3) business days after Parent receives written notice from the Company confirming that the Company's Board of Directors has determined that such offer is a Company Superior Offer, and (v) for a period of three (3) business days after notifying Parent of such determination, the Company, if requested by Parent, shall negotiate in good faith with Parent to make such adjustments to the terms and conditions of this Agreement as would enable the Board of Directors of the Company to continue to recommend the Merger on such adjusted terms.


         4.4      NO SOLICITATION OF EMPLOYEES PRIOR TO CLOSE

                  Without the prior written consent of the Company or Parent, as the case may be, during the Pre-Closing Period or prior to August 23, 2003, neither the Parent or Company, directly or indirectly, shall solicit for employment any employee of the other party, provided that the foregoing restriction shall not prevent Parent from employing any Company employees upon the consummation of this Merger or prevent either party from making general solicitations for employment or employing any person who either responds to such general solicitations or otherwise contacts such party on his or her own initiative without solicitation by such party in contravention of the above restrictions.

         4.5      INTEGRATION PLAN

                  The Parent shall direct its  representatives no later than two
(2) weeks subsequent to the date hereof to present as fully developled a plan as commercially reasonably possible with respect to the integration of the business of the Company with the Parent to the Company's management (the "Integration Plan"). The Integration Plan shall, at a minimum, identify (i) Parent's overall integration strategy, (ii) functional areas that are not critical to the initial integration period, (iii) integration initiatives and synergy identification by functional area, (iv) integration focus areas and (v) the integration management team that will provide centralized oversight and coordination of the Integration Plan. Parent and the Company shall cooperate and use their reasonable combined efforts to implement the Integration Plan prior to Closing.


SECTION 5.        ADDITIONAL COVENANTS OF THE PARTIES


         5.1      REGISTRATION STATEMENT AND PROXY STATEMENT FOR
                  SHAREHOLDER APPROVAL.

                  As soon as practicable following the execution of this Agreement, Parent and the Company shall jointly prepare, and Parent shall file with the SEC, a joint registration and proxy statement consisting of a proxy statement of the Company in connection with the Merger complying with applicable Legal Requirements and including the opinion of First Analysis Securities (the "Company Proxy Statement"), a proxy statement of Parent in connection with the Merger and issuance of Parent Common Stock in the Merger and complying with applicable Legal Requirements (the "Parent Proxy Statement") and a registration statement on Form S-4 (such registration statement, together with the amendments thereto being the "Registration Statement") for the offer and sale of Parent Common Stock pursuant to the Merger and in which the Company Proxy Statement and the Parent Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after its filing. The Company and Parent will use reasonable efforts to cause the Company Proxy Statement to be mailed to the Company's shareholders, the Parent Proxy Statement to be mailed to the Parent's stockholders, as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws and other applicable Legal Requirements in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Company Proxy Statement. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Registration Statement or Parent Proxy Statement will be made by Parent, or with respect to the Company Proxy Statement will be made by the Company, without providing the other party a reasonable opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. Parent will advise the Company, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Registration Statement or the Parent Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, is discovered by the Company or Parent which should be set forth in an amendment or supplement to either the Registration Statement, the Company Proxy Statement or the Parent Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Legal Requirements, disseminated to the shareholders of the Company or the stockholders of Parent, as the case may be.


         5.2      COMPANY   SHAREHOLDERS'   MEETING  AND  PARENT   STOCKHOLDERS'
                  MEETING.

                  (a) Parent and the Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on a proposal to adopt this Agreement, the Agreement of Merger and the Merger (the "Company Shareholders' Meeting"). The Company Shareholders' Meeting shall be held as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act. Subject to Section 4.3, the Company shall use reasonable efforts to take all actions necessary or advisable to solicit proxies in favor of the Merger and shall ensure that all proxies solicited in connection with the Company Shareholders' Meeting are solicited in compliance with all applicable Legal Requirements. Once the Company Shareholders' Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Shareholders' Meeting (other than for the absence of a quorum) without the consent of Parent.

                  (b) The Company Proxy Statement shall include the Company Recommendations, and, subject to Section 4.3(e), the Company Recommendations shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the Board of Directors of the Company or any committee thereof to withdraw or modify the Company Recommendations in a manner adverse to Parent shall be adopted or proposed.

                  (c) The Company's obligation to call, give notice of and hold the Company Shareholders' Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Company Superior Offer or other Company Acquisition Proposal, or by any withdrawal or modification of the Company Recommendations.

                  (d) The Company and Parent  shall  cooperate  with one another
(i) in connection with the preparation of the Company Proxy Statement, the Parent Proxy Statement and the Registration Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Body is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement, the Parent Proxy Statement and the Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

                  (e) Parent shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Parent Common Stock to vote on a proposal to adopt this Agreement, the Merger and the issuance of Parent Common Stock pursuant to the Merger (the "Parent Stockholders' Meeting"). The Parent Stockholders' Meeting shall be held as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act. The Parent Proxy Statement shall include the Parent Recommendations, and such Parent Recommendations shall not be withdrawn or modified in a manner adverse to the Company and no resolution by the Board of Directors of the Parent or any committee thereof to withdraw or modify such Parent Recommendations in a manner adverse to the Company shall be adopted or proposed. Parent shall use reasonable efforts to take all actions necessary or advisable to solicit proxies in favor of the Merger and shall ensure that all proxies solicited in connection with the Parent Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements. Once the Parent's Stockholders' Meeting has been called and noticed, the Company shall not postpone or adjourn the Parent Stockolders' Meeting (other than for the absence of a quorum) without the consent of Company or unless otherwise required by applicable Legal Requirements.

         5.3      REGULATORY APPROVALS.

                  Each of the Company and Parent shall use its reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Each of the Company and Parent shall (i) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such Legal Proceeding or threat, and
(iii) promptly inform the other party of any communication to or from any Governmental Body regarding the Merger.


         5.4 ASSUMPTION OF STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLAN; 401(K) PLAN; EMPLOYEES AND BENEFITS

                  (a) (i) At the Effective Time (A) the Warrant to purchase shares of Company Common Stock issuable to Orchard Gateway Investors, LLC described in Section 4.2(b) of the Disclosure Schedule (the "Warrant"), (B) all Company Options then outstanding under all Company Stock Option Plans held by individuals who are employees (including officers) of the Company at any time within 30 days of the Effective Time which are then vested and would have, if then exchanged in the Merger on the terms described below, an exercise price equal to or less than the greater of (I) the average of the closing sales prices of the Parent Common Stock for the five (5) trading days ending on the fifth business day prior to the date of the Company Stockholders' Meeting or (II) $12.50 ("Option Price") and (C) all outstanding Company Options issued under the Cylink/ARL 1997 Stock Option Plan, shall be assumed by Parent and each such Company Option and Warrant shall be converted into an option (or warrant with respect to the Warrant) to purchase shares of Parent Common Stock. Except as provided herein, each such assumed, vested Company Option shall be subject to the other terms and conditions (as in effect as of the date of this Agreement) of the Company Stock Option Plan under which it was issued and the terms and conditions of its respective stock option agreement, if any, by which it is evidenced. All remaining Company Options shall terminate as of the Effective Time and shall not be assumed by Parent. From and after the Effective Time, (i) each Company Option and Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option or Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Option or Warrant shall be adjusted by dividing the per share exercise price under such Company Option or Warrant by the Exchange Ratio and rounding up to the nearest cent, and (iv) any restriction on the exercise of any such Company Option or Warrant shall continue in full force and effect and, except as set forth in Section 5.4(a)(ii) the term, exercisability and other provisions of such Company Option or Warrant shall otherwise remain unchanged; provided, however, that reference to service for the Company in any such Company Option shall mean service for the Surviving Corporation after the Effective Time. As soon as practicable following Closing, but in any event, within three (3) business days thereof, Parent shall deliver to each holder of a Company Option assumed by Parent hereunder (i) a duly executed replacement option agreement which replacement option agreement shall exactly mirror the terms of the holder's option agreement with the Company except for the adjustments to (A) vesting as provided under Section 5.4(a)(ii), (B) the number of shares of Parent Common Stock subject to each such Company Option; and
(C) the per share exercise price under each such Company Option to reflect the Exchange Ratio or (ii) an amendment to such Company Option having the same effect.

                           (ii)  Immediately  prior to the Effective  Time,  all
Company Options then outstanding under all Company Stock Option Plans (whether vested or unvested) with an exercise price equal to or less than the Option Price which are held by individuals who are at that time employees (including officers) of any Acquired Corporation and who have been offered and accepted employment with the Parent or the Surviving Corporation effective after the Closing and who have executed a nondisclosure agreement satisfactory to Parent, shall, notwithstanding anything to the contrary regarding vesting in any Company Stock Option Plan or any stock option agreement, with respect thereto, become one hundred percent (100%) vested as of immediately prior to the Effective Time.

                  (b) Prior to the Effective Time, the Company and Parent shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this
Section 5.4. Such actions shall include without limitation notice to holders of Company Options not being assumed by Parent in such form reasonably satisfactory to Parent and Company as to the termination of such option at the Effective Time of the Merger. Such actions shall also include the Company's using its best efforts to obtain from holders of all outstanding Company Options granted under the Company 1987 Non-Qualified Stock Option Plan signed written consents to the termination of such Company Options on or before the Closing Date in such form and for such consideration as is satisfactory to Parent. The Company shall, if requested by Parent, take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to accelerate the vesting of Company Options as provided in Section 5.4 (a)(ii) or otherwise provided in the respective Company Option.

                  (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under the Company Stock Options Plans assumed in accordance with this
Section 5.4.

                  (d) Parent shall not assume the ESPP Plan or any outstanding options to purchase shares of the Company under the ESPP Plan. The Company shall take all actions necessary to cause all outstanding purchase rights under the ESPP Plan to be exercised upon the earlier of (i) the next scheduled purchase date under the Company ESPP, or (ii) immediately prior to the date of the Company Shareholders Meeting, and each participant in the Company ESPP Plan shall accordingly be issued shares of Company Common Stock at that time in accordance with the provisions of the ESPP which shall be converted into shares of Parent Common Stock in the Merger. The Company shall take all actions necessary to terminate the Company ESPP immediately following such exercise date (including without limitation providing notice to ESPP participants as to the termination in such form reasonably satisfactory to Parent), and no purchase rights shall be subsequently granted or exercised under the Company ESPP.

                  (e) The Company shall terminate, effective as of the day immediately preceding the Effective Time, any and all 401(k) plans sponsored or maintained by Company and any other

Acquired Corporation unless Parent provides written notice to Company prior to the Effective Time that any such 401(k) plan shall not be terminated. Parent shall receive from Company evidence that Company's plan(s) and/or program(s) have been terminated pursuant to resolutions of Company's Board of Directors (the form and substance of such resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Effective Time. The Company shall cause any such 401(k) plan to be filed with the IRS for a determination letter as to the qualification of the plan under Code Sections 401(a) and (k) at its termination and shall cause such plan to provide for final distributions to participants after receipt of such determination letter. Company employees shall be eligible to participate in a 401(k) plan sponsored by Parent as soon as administratively practicable after the Effective Time in the event the respective company 401(k) plan is terminated under this Section.

                  (f) If the Parent or the Surviving Corporation terminates any Company employee without cause (provided that a failure to sign Parent's form of nondisclosure/proprietary information agreement will not be considered a reason for Parent to terminate with cause) within one (1) year of the Effective Time, Parent shall pay, or shall cause the Surviving Corporation to pay, any such terminated employee severance pursuant to the Company's severance policies set forth on Schedule 5.4(f) and provided that any such terminated employee signs a release reasonably satisfactory to Parent.

                  (g) If requested by Parent, Company shall, immediately prior to the Closing Date, terminate the Company Employee Plans and no further contributions shall be made to the Company Employee Plans. Parent and/or Surviving Corporation shall provide or cause to be provided that under each employee benefit plan, policy, program or arrangement where service is relevant to a determination of an employee's eligibility to participate, vesting, or level or amount of benefits (other than benefit accruals under a pension plan), employees of Company who become employees of Parent and/or Surviving Corporation shall be credited with their period of service with Company prior to the Closing, to the extent permitted by applicable law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rules. Subject to the approval of any insurance carrier and to the extent consistent with applicable law and applicable tax qualification requirements, Parent and/or Surviving Corporation shall make available, or cause to be made available, to those employees of Company who become employees of Parent and/or Surviving Corporation, employee benefit plans and programs, without regard to any preexisting condition limitation, actively-at-work requirement or similar limitation, provided, and only to the extent, that any analogous restriction applied to such employee under an analogous plan of Company had been satisfied as of the Closing Date. In determining an employee's share of the cost of coverage under any plan or program of Parent and/or Surviving Corporation for the year in which the Closing occurs, Parent and/or Surviving Corporation shall make commercially reasonable efforts to credit the employee with any pre-Closing co-pays and deductibles made by or on behalf of such employee under each comparable plan maintained by Company prior to the Effective Time for such year. Parent shall not be required to have any preexisting condition limitation, actively-at-work requirement or similar limitation waived or to credit any pre-Closing co-pays and deductibles made by or on behalf of such employee unless Company (or its successor entity) or the applicable insurance carrier makes available a HIPAA Certificate evidencing prior coverage under the corresponding or analogous Company plan. Company shall provide to Parent (i) executed resolutions by the Board of Directors of Company authorizing the termination of any of its Company Employee Plans that are to be terminated and (ii) an executed amendment to the Plans sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of the Plan will be maintained at the time of termination. Nothing in this subsection 5.4(g) shall be construed to prohibit or restrict Parent or Surviving Corporation from amending, suspending or terminating any of its employee benefit plans following the Closing Date or terminating any of its employees or modifying their pay or employee benefits following such date.

                   (h) Company shall obtain a release, in substantially the form attached hereto as Exhibit G, from each of its employees to the extent a release is required under any written employment agreement with such employees with respect to the payment of any severance, benefit or other compensation due upon Closing as the result of this Agreement or otherwise. The Company shall obtain releases in substantially the form attached hereto as Exhibit G from all other employees with respect to the payment of any severance, benefit or other compensation due on or prior to the Closing in accordance with the Company's severance practices as described in Schedule 2.12. The Company shall arrange for tax withholding as required by applicable Legal Requirements with respect to any such payment, benefit, compensation or severance (regardless of whether a release is required or obtained) and shall provide evidence of such arrangement(s) to Parent upon request.

         5.5      INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  (a) The Surviving Corporation shall cause all rights to indemnification existing in favor of those Persons (i) who are named as an insured party in any officers' and directors' liability insurance policy held by the Company as of the date of this Agreement (the "Indemnified Persons") and
(ii) who have indemnification agreements with the Company as of the date of this Agreement, for acts and omissions occurring prior to or at the Effective Time, as provided in the Company's articles of incorporation and bylaws and under each indemnification agreement with the Indemnified Persons to which the Company is a party (as each is in effect as of the date of this Agreement), to continue in effect without modification or amendment after the consummation of the Merger and to be observed by the Surviving Corporation to the fullest extent permitted by California law.

                  (b) The Surviving Corporation shall provide officers' and directors' liability insurance for the benefit of each such Person (other than the Company) named as an insured party in any officers' and directors' liability insurance policy held by the Company as of the date of this Agreement, covering only those acts or omissions occurring prior to or at the Effective Time provided that the Surviving Corporation will not be required to maintain such policies except to the extent that the aggregate cost of maintaining such policy is not in excess of one hundred fifty percent (150%) of the current annual cost, in which case the Surviving Corporation shall obtain and maintain as much comparable insurance for an annual cost equal to one hundred fifty percent (150%) of the current annual amount.

                  (c) The provisions of this Section 5.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and representatives.

                  (d) In the event Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 5.5.

                  (e) All current  employees  and  directors  of the Company who have indemnification agreements with the Company as of the date of this Agreement or who are entitled to enter into indemnity agreements under the
Company's standard form shall execute a waiver in the form attached hereto as Exhibit D pursuant to which such employees waive their rights to the establishment of a trust pursuant to Section 7 of such agreements and agree that such Agreement shall not be binding upon Parent as a direct or indirect successor of the Company.

         5.6      ADDITIONAL AGREEMENTS.

                  Each of Parent and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing each party to this Agreement
(a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement; (b) shall use its reasonable best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement; and (c) shall use its reasonable best efforts to lift any restraint, injunction or other legal bar to the Merger. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by it during the Pre-Closing Period.


         5.7      PUBLIC DISCLOSURE.

                  The initial press release relating to this Agreement shall be a joint press release prepared jointly by both Parent and Company. Thereafter Parent and the Company shall consult with each other and use reasonable efforts to agree upon the text of any press release or public statement before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereunder and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Legal Requirements or any listing agreement with, or the rules of, Nasdaq.


         5.8      TAX MATTERS.

                  At or prior to the filing of the Registration Statement, the Company and Parent shall execute and deliver to Morrison and Foerster LLP and to Venable, Baetjer and Howard, LLP tax representation letters in customary form satisfactory to such counsel. Parent, Merger Sub and the Company shall each confirm to Morrison and Foerster LLP and to Venable, Baetjer and Howard, LLP on such dates as shall be reasonably requested by Morrison and Foerster LLP and Venable, Baetjer and Howard, LLP, the accuracy and completeness of the tax representation letters delivered pursuant to the immediately preceding sentence. Upon the request of counsel, the Company and Parent shall execute and deliver updated tax representation letters in customary form satisfactory to such counsel on or before the Closing Date in connection with the opinions of counsel referred to in Section 6.2(g) and Section 6.3(e). Each of Parent and the Company shall use its reasonable best efforts prior to and following the Effective Time to cause the Merger to qualify as a reorganization under Section 368(a) of the Code. Following delivery of the tax representations letters pursuant to the first sentence of this Section 5.8, each of Parent and the Company shall use its reasonable efforts to cause Morrison and Foerster LLP and Venable, Baetjer and Howard, LLP, respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.8.


         5.9      RESIGNATION OF DIRECTORS.

                  The Company shall use its best efforts to obtain and deliver to Parent prior to the Closing the resignation of each director of each of the Acquired Corporations, effective as of the Effective Time.


         5.10     LISTING.

                  Parent shall use its best efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing (subject to official notice of issuance) on the Nasdaq National Market.


         5.11     TAKEOVER LAWS; ADVICE OF CHANGES.

                  (a) If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated in this Agreement, each of Parent and the Company and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable, and in any event prior to the Termination Date, on the terms and conditions contemplated hereby and thereby and otherwise act to eliminate the effect of any Takeover Law on any of the transactions contemplated by this Agreement.

                  (b) Each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a current basis of any developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (i) is reasonably likely to result in any Material Adverse Effect on the Acquired Corporations or on Parent and its Subsidiaries, respectively, (ii) would cause or constitute a breach of any representations, warranties or covenants contained herein or (iii) is reasonably likely to result in any of the conditions set forth in Section 6 not being able to be satisfied prior to the Termination Date.


         5.12     FORM S-8; SECTION 16.

                  (a) Parent agrees to file one or more registration statements on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options within five (5) days subsequent to the Effective Time and keep any such registration statements effective until all shares registered thereunder have been issued, provided, however, that it shall not be considered a breach of this Section 5.13 by Parent if Parent cannot file such S-8 within five (5) days due to the fact that Parent does not receive a required independent auditors consent within five (5) days after using commercially reasonable efforts to obtain such consent; and provided that Parent continues to use commercially reasonable efforts to obtain such consent and file such S-8 promptly after such consent is obtained.

                  (b) Parent shall, prior to the Effective Time, cause Parent's Board of Directors to approve the issuance of shares of Parent Common Stock in connection with the Merger (including shares of Parent Common Stock to be issued in connection with the exercise of any Company Options assumed by Parent under
Section 5.4), with respect to any employees of the Company who as of the Effective Time are subject or will become subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such issuance to be an exempt acquisition pursuant to SEC Rule 16b-3, provided, however, that Parent shall not be deemed to have violated this covenant if the Company does not provide to the Board of Directors of Parent at least five (5) business days prior to the Effective Time, all information reasonably requested by Parent for the purpose of effecting such exemption. Prior to the Effective Time, the Board of Directors of the Company shall approve the disposition of Company Common Stock in connection with the Merger by those directors and officers of the Company subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such disposition to be an exempt disposition pursuant to SEC Rule 16b-3.


         5.13     AFFILIATES.

                  Attached as Schedule 5.13 to this Agreement is a list of all Persons who are, to the Company's knowledge, affiliates of the Company for purposes of Rule 145 under the Securities Act. Prior to the effectiveness of the Registration Statement, the Company shall deliver or cause to tbe delivered an executed Rule 145 affiliate agreement in the form attached hereto as Exhibit E from each of the persons listed on Schedule 5.13. Parent shall place the appropriate Rule 145 legend on the stock certificates representing Parent Common Stock issued in the Merger to such affiliates. Parent shall use its reasonable efforts to remove such legends promptly when such legends are no longer required by applicable Legal Requirements.


         5.14     LITIGATION.

                  The Company shall give Parent the opportunity to participate in the defense of any litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement and the Voting Agreements.


         5.15     KEY EMPLOYEES

                  (a) Each of the Key Company Employees shall have entered into noncompetition agreements in substantially the form attached hereto as Exhibit F.

                  (b) Parent shall, or shall cause Surviving Corporation to, expressly assume each of the employment or severance agreements listed on
Schedule 5.15(b). Prior to Closing, Parent shall notify each party to the agreements listed on Schedule 5.15(b) whether the Surviving Company will continue their employment pursuant to such agreements following the Closing. Prior to Closing, with respect to each party that is not offered continuing employment, or is otherwise entitled to terminate his employment upon a change of control, the Company shall pay all amounts (subject to the receipt of an executed release substantially in the form attached hereto as Exhibit G by such party) and take all action due under such agreements with respect to each party that is not offered continuing employment pursuant to such agreements immediately prior to the consummation of the Merger. Effective as of the Closing, Parent hereby unconditionally guarantees the payment when due of all amounts set forth on Schedule 5.15(b).

                  (c) Parent will create a pool of funds equal to the amount of reduction taken by certain executive officers in their bonus for the year ended December 31, 2002 to be available for any payments that Parent, in its sole discretion, deems advisable to employees who agree to continue employment with the Company if asked by Parent and who complete established transition objectives. Parent has no obligation to make any such payments.


SECTION 6.  CONDITIONS TO THE MERGER


         6.1      CONDITIONS TO EACH PARTY'S OBLIGATION.

                  The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by Legal Requirements, the waiver by each party on or prior to the Effective Time of each of the following conditions:

                  (a) This Agreement, the Agreement of Merger and the Merger shall have been adopted and approved by requisite vote of the shareholders of the Company and this Agreement, the Merger and the issuance of shares of Parent Common Stock issuable pursuant to the Merger shall have been adopted and approved by requisite vote of the stockholders of the Parent;

                  (b) No provision of any applicable Legal Requirements and no judgment, injunction, Order or decree shall prohibit the consummation of the Merger or the other transactions contemplated by this Agreement;

                  (c) The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the Parent Common Stock shall have been complied with;

                  (d) The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq National Market (subject to official notice of issuance); and

                  (e) Parent, Merger Sub and Company shall have timely obtained from each Governmental Body all approvals, waivers and consents, if any, necessary for consummation of the Merger and any material transaction contemplated hereby, including but not limited to such approvals, waivers and consents as may be required under HSR.

         6.2      ADDITIONAL CONDITIONS TO PARENT'S AND MERGER SUB'S
                  OBLIGATIONS.

                  The respective obligations of the Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by Legal Requirements, the waiver by Parent and Merger Sub on or prior to the Effective Time of each of the following conditions:

                  (a) there shall not be pending or threatened any Legal Proceeding in which a Governmental Body is: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any other material transactions contemplated by this Agreement; or (ii) seeking to prohibit or limit in any material respect Merger Sub's or Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (iii) seeking to materially and adversely affect the right of Parent, the Surviving Corporation or any Subsidiary of Parent to own the assets or operate the business of the Acquired Corporations; or (iv) seeking to compel Parent or the Company, or any subsidiary of Parent or the Company, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement;

                  (b) the Company shall have performed or complied in all material respects with its covenants, obligations or agreements required to be performed or complied with under the Agreement prior to the Effective Time;

                  (c) (i) the representations and warranties of the Company contained in this Agreement not qualified with any "materiality" or "Material Adverse Effect" qualifiers and (ii) the representations and warranties of the Company contained in this Agreement qualified with any "materiality" or "Material Adverse Effect" qualifiers, shall be accurate in all respects, in the case of each of (i) and (ii) above, as of the date of this Agreement and as of the date of the Effective Time; except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be accurate as of such date; and except in each case, (A) for changes contemplated by this Agreement, or (B) where the failure to be accurate has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company;

                  (d) there shall not have been a Material Adverse Effect on the Acquired Corporations; and

                  (e) Holders of less than ten percent (10%) in the aggregate of the Company Common Stock shall have filed demands for payment under Chapter 13 of the CGCL or shall otherwise continue to have dissenters' rights under Chapter 13 of the CGCL;

                  (f) Parent shall have received a certificate from an executive officer of the Company certifying as to the matters set forth in paragraphs (b),
(c), (d) and (e) of this Section 6.2; and

                  (g) Parent shall have received and Venable, Baetjer and Howard, LLP shall not have subsequently rescinded an opinion of Venable, Baetjer and Howard, LLP, in form and substance reasonably satisfactory to Parent, on the basis of customary facts, representations and assumptions set forth in such opinion, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In connection with the opinion referred to in this Section 6.2(g), Venable, Baetjer and Howard, LLP shall be entitled to request and rely upon the tax representation letters of Parent and the Company referred to in Section 5.8.

                  (h) The Stipulation and Settlement Agreement substantially in the form attached hereto as Exhibit H shall be executed by Defendant's Counsel (as defined therein) and Plaintiff's Counsel (as defined therein) and the Company shall have entered into agreements with insurance carriers which agreements provide for the payment of all amounts due under the Settlement Agreement to be made by such insurance carriers.

                  (i) The amendment to the Orchard Jay lease and Warrant shall have been approved by all required parties on terms and conditions no less favorable to the Company set forth in the draft amendment and warrant provided by the Company to Parent.

                  The foregoing conditions are for the sole benefit of Parent and Merger Sub and may, subject to the terms of the Agreement, be waived by Parent and Merger Sub, in whole or in part at any time and from time to time, in the sole discretion of Parent and Merger Sub. The failure by Parent and Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.


         6.3      ADDITIONAL CONDITIONS TO THE COMPANY'S OBLIGATIONS.

                  The obligations of the Company to consummate the Merger are subject to the satisfaction or, to the extent permitted by Legal Requirements, the waiver by the Company on or prior to the Effective Time of each of the following conditions:

                  (a) Parent or Merger Sub shall have performed or complied in all material respects with all of its covenants, obligations or agreements required to be performed or complied with under the Agreement prior to the Effective Time;

                  (b) (i) the representations and warranties of Parent and Merger Sub contained in this Agreement not qualified with any "materiality" or "Material Adverse Effect" qualifiers, and (ii) the representations and warranties of Parent and Merger Sub contained in this Agreement qualified with any "materiality" or "Material Adverse Effect" qualifiers, shall be accurate in all respects, in the case of each of (i) and (ii) above, as of the date of this Agreement and as of the date of the Effective Time; except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall have been accurate as of such date; and except in each case, (A) for changes contemplated by this Agreement, or (B) where the failure to be accurate has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent;

                  (c) there shall have not been a Material Adverse Effect on the Parent;

                  (d) the Company shall have received a certificate from an executive officer of Parent certifying as to the matters set forth in paragraphs
(a), (b) and (c) of this Section 6.3; and

                  (e) the Company shall have received and Morrison and Foerster LLP shall not have subsequently rescinded an opinion of Morrison and Foerster LLP in form and substance reasonably satisfactory to the Company, on the basis of customary facts, representations and assumptions set forth in such opinion, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In connection with the opinion referred to in this Section 6.3(e), Morrison and Foerster LLP shall be entitled to request and rely upon the tax representation letters of Parent and the Company referred to in Section 5.8.

                  The foregoing conditions are for the sole benefit of the Company and may, subject to the terms of the Agreement, be waived by the Company, in whole or in part at any time and from time to time, in the sole discretion of the Company. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.


SECTION 7.        TERMINATION


         7.1      TERMINATION.

                  This Agreement may be terminated  prior to the Effective Time,
whether   before  or  after   adoption  of  this   Agreement  by  the  Company's
shareholders:

                  (a) by mutual written consent of Parent and the Company;

                  (b) by either Parent or the Company if (i) the Merger shall not have been consummated by the date which is one hundred and fifty (150) days after the date of this Agreement (provided, a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement); or (ii) a Company Shareholders Meeting is held and the holders of Company Common Stock do not approve this Agreement and the Merger; or (iii) a Parent Stockholder Meeting is held and the holders of Parent Securities do not approve the issuance of Parent Common Stock pursuant to the terms hereof;

                  (c) by either  Parent or the  Company if a court of  competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                  (d) by Parent, at any time prior to the Effective Time, if a Company Triggering Event shall have occurred;

                  (e) by Parent, at any time prior to the Effective Time, if (i) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in paragraph (c) of
Section 6.2 would not be satisfied and such inaccuracy shall not have been cured within twenty (20) days of receipt by Company of written notice of such breach (describing the details of such breach) provided that the right to terminate this Agreement by Parent under this Section 7.1(e)(i) shall not be available to Parent where Parent is at that time in breach of this Agreement, (ii) any of the Company's covenants contained in this Agreement shall have been breached (except for a breach of Sections 4.3 and 5.7 which by the terms cannot be cured) such that the condition set forth in paragraph (b) of Section 6.2 would not be satisfied and such breach shall not have been cured within twenty (20) days of receipt by Company of written notice of such breach (describing the details of such breach) provided that the right to terminate this Agreement by Parent under this Section 7.1(e)(ii) shall not be available to Parent where Parent is at that time in breach of this Agreement, or
(iii) there shall have been a Material Adverse Effect on the Acquired Corporations; and

                  (f) by Company,  at any time prior to the  Effective  Time, if
(i) any of the Parent's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in paragraph
(c) of Section 6.3 would not be satisfied and such inaccuracy shall not have been cured within twenty (20) days of receipt by Parent of written notice of such breach (describing the details of such breach) provided that the right to terminate this Agreement by Company under this Section 7.1(f)(i) shall not be available to Company where Company is at that time in breach of this Agreement,
(ii) any of the Parent's covenants contained in this Agreement shall have been breached (except for a breach of Section 5.7 which by its terms cannot be cured) such that the condition set forth in paragraph (b) of Section 6.3 would not be satisfied and such breach shall not have been cured within twenty (20) days of receipt by Parent of written notice of such breach (describing the details of such breach) provided that the right to terminate this Agreement by Company under this Section 7.1(f)(ii) shall not be available to Company where Company is at that time in breach of this Agreement, or (iii) there shall have been a Material Adverse Effect on Parent.


         7.2      EFFECT OF TERMINATION.

                  In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 7.2, Section 7.3 and Section 8 shall survive the termination of this Agreement and shall remain in full force and effect, and
(ii) the termination of this Agreement shall not relieve any party from any liability or damages for any breach of any provision contained in this Agreement.


         7.3      EXPENSES; TERMINATION FEES.

                  (a) Expenses. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                  (b)      Expense Reimbursement.

                           (i) If Parent  terminates this Agreement  pursuant to
Section 7.1(e), then Company shall promptly (and within two (2) business days of its receipt of such termination notice from Parent) reimburse Parent for all of the actual, documented, reasonable out-of-pocket costs and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its outside advisors, outside accountants and outside legal counsel).

                           (ii) If Company terminates this Agreement pursuant to
Section 7.1(f), then Parent shall promptly (and within two (2) business days of its receipt of such termination notice from Company) reimburse the Company for all of the actual, documented, reasonable out-of-pocket costs and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its outside advisors, outside accountants and outside legal counsel).

                           (iii) In  addition  to the right to receive the above
expense reimbursement, the Party invoking the right to terminate under Section 7.1(e) or 7.1(f), as appropriate, shall also have the right to seek recovery of any actual damages incurred by such Party, provided that actual damages shall not include damages in the nature of speculative, consequential or incidental damages, including damage to reputation or goodwill or other items of a speculative nature. The right to receive an expense reimbursement and to seek actual damages shall be such Party's sole and exclusive remedies in connection with the termination of the Agreement pursuant to the above Sections.

                  (b)      Termination Fee.

                           (i) If (A) this  Agreement is terminated by Parent or
the Company pursuant to Section 7.1(b) (i) or (ii) and at or prior to the time of such termination a Company Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, and within nine (9) months after such termination pursuant to Section 7.1(b) (i) or (ii) the Company enters into a definitive agreement for, or consummates, a Company Acquisition Transaction with any Person, or (B) this Agreement is terminated by Parent pursuant to Section 7.1(d), then, in the case of each of (A) and (B), the Company shall pay to Parent, in immediately available funds a nonrefundable fee in the amount of five percent (5%) of the total value of the Merger Consideration based upon the closing price of the Parent's Common Stock as reported on the Nasdaq National Market on the business day prior to the execution of this Agreement (the "Termination Fee").

                           (ii) Upon a termination  of this  Agreement by Parent
or Company pursuant to Section 7.1(b) (i) or (ii), the Termination Fee shall be paid to Parent by the Company within fifteen (15) business days of the consummation of the transactions contemplated by the Company Acquisition Proposal. In the case of termination of this Agreement by Parent pursuant to
Section 7.1(d), the Termination Fee shall be paid to Parent by the Company within fifteen (15) business days of such termination.

                           (iii)  The  above  payments  shall  be  made  to  the
applicable parties in immediately available funds and shall be such party's sole and exclusive remedy in connection with its termination of the Agreement pursuant to the above Sections.

                  (c) The Company acknowledges that the agreements contained in this Section 7.3 are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if either party fails to pay the

Termination Fee or other amounts due under Section 7.3 in a timely manner and if a party makes a claim against the other party in order to obtain payment of such amounts and the claim results in a judgment against such for the amounts due under this Section 7.3, the non-prevailing party shall pay to the prevailing party its actual, documented, reasonable out-of-pocket costs and expenses incurred by the prevailing party (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts due from and including the date on which such payment was to be made in accordance with
Section 7.3 but excluding the date of payment thereof, at the prime rate published by The Wall Street Journal, as that rate may vary from time to time, or if no longer published, a comparable rate. Payment of the fees and expenses described in this Section 7.3 shall not be in lieu of damages incurred in the event of a fraudulent breach of this Agreement.


SECTION 8.        MISCELLANEOUS PROVISIONS


         8.1      AMENDMENT.

                  This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after adoption of the Agreement of Merger by the shareholders of the Company); provided, however, that after any such adoption of the Plan of Merger by the Company's shareholders, no amendment shall be made which by law requires further approval of the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.


         8.2      WAIVER.

                  (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.


         8.3      NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  None of the representations, warranties or agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Effective Time, except for agreements which by their terms survive the Effective Time. This Section 8.3 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         8.4      ENTIRE AGREEMENT; COUNTERPARTS.

                  This Agreement constitutes the entire agreement among the parties hereto and all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.


         8.5      APPLICABLE LAW; JURISDICTION.

                  This Agreement shall be governed by, and construed in accordance with, the Legal Requirements of the State of Delaware, regardless of the Legal Requirements that might otherwise govern under applicable principles of conflicts of laws thereof; provided that the applicable provisions of the CGCL and the Legal Requirements of the State of California shall govern the Merger. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of courts in the State of Maryland; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Maryland; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8.8.


         8.6      ATTORNEYS' FEES.

                  In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.


         8.7      ASSIGNABILITY; THIRD PARTY BENEFICIARIES.

                  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the Company's rights hereunder may be assigned by the Company without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect; provided, further, however, that, except for assignments by Merger Sub to a wholly owned Subsidiary of Parent, neither this Agreement nor any of Parent's or Merger Sub's rights hereunder may be assigned by Parent or Merger Sub without the prior written consent of the Company, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for rights, benefits and remedies granted to

Company employees and option holders under Section 5.4, to the Indemnified Persons under Section 5.5 and to the Company employees under Section 5.15.


         8.8      NOTICES.

                  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when actually delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto); provided, however, that a written notice delivered via facsimile shall be deemed delivered only if at the time of, or shortly after, such facsimile transmission the party giving the notice confirms by telephone the actual receipt by the other party of such facsimile transmission:

         If to Parent or Merger Sub:

                  SafeNet, Inc.
                  8029 Corporate Drive
                  Baltimore, Maryland  21236
                  Facsimile No. (410) 931-2229
                  Attention: Anthony Caputo, Chief Executive Officer

         with a copy to (which copy shall not constitute notice hereunder):

                  Venable, Baetjer and Howard, LLP
                  8010 Towers Crescent Drive
                  Vienna, Virginia  22182
                  Facsimile No. (703) 821-8949
                  Attention: Elizabeth R. Hughes, Esq.

         If to the Company:

                  Cylink Corporation
                  3131 Jay Street
                  Santa Clara, California 95056-0952
                  Facsimile No.: (408) 855-6106
                  Attention: Robert B. Fougner, Esq.

         with a copy to (which copy shall not constitute notice hereunder):

                  Morrison & Foerster LLP
                  755 Page Mill Road
                  Palo Alto, California 94304-1018
                  Facsimile No.: (650) 494-0792
                  Attention: Paul "Chip" Lion, III, Esq.

         8.10     COOPERATION.

                  The parties agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement. In addition, Company shall take such actions prior to the Closing with respect to employees, employee benefits and accounting matters as may be reasonably requested by Parent, subject to the prior approval of Company, not to be unreasonably withheld.


         8.11     CONSTRUCTION.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


                                        SAFENET, INC.



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:  Secretary



                                        SAPPHIRE ACQUISITION CORP.




                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:  Secretary


                                        CYLINK CORPORATION


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:  Secretary

                                    EXHIBIT A


                               CERTAIN DEFINITIONS


                  For purposes of the Agreement (including this Exhibit A):

                  "Acquired Corporation Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

                  "Acquired  Corporation   Proprietary  Asset"  shall  mean  any
Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

                  "Acquired Corporations" is defined in Section 2.1 to this Agreement.

                  "Agreement" is defined in the Preamble to this Agreement.

                  "Agreement of Merger" is defined in Section 1.3 to this Agreement.

                  "CGCL" is defined in the Recitals to this Agreement.

                  "Closing" is defined in Section 1.3 to this Agreement.

                  "Closing Date" is defined in Section 1.3 to this Agreement.

                  "Code" is defined in the Recitals to this Agreement.

                  "Company" is defined in the Preamble to this Agreement.

                  "Company Acquisition Proposal" shall mean any bona fide offer, proposal or indication of interest received from a third party (other than an offer, proposal, inquiry or indication of interest by Parent) contemplating or otherwise relating to any Company Acquisition Transaction.

                  "Company Acquisition Transaction" shall mean any transaction or series of transactions involving:

                  (a) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which
(i) any of the Acquired Corporations is a constituent corporation, (ii) a Person or "Group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) any of the Acquired Corporations issues securities representing more than

20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations;

                  (b) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights that constitute or account for 20% or more of the consolidated net revenues, net income or assets of the Acquired Corporations; or

                  (c) any liquidation or dissolution of any of the Acquired Corporations.

                  "Company Balance Sheet" is defined in Section 2.4(b) to this Agreement.

                  "Company Balance Sheet Date" is defined in Section 2.4(b) to this Agreement.

                  "Company Common Stock" shall mean the Common Stock, $.01 par value, of the Company.

                  "Company Disclosure Schedule" is defined in Section 2 to this Agreement.

                  "Company Employee Plans" is defined in Section 2.12(a) to this Agreement.

                  "Company Financial Statements" is defined in Section 2.4(b) to this Agreement.

                  "Company Material Contract" is defined in Section 2.7(a) to this Agreement.

                  "Company Options" is defined in Section 2.3(b) to this Agreement.

                  "Company Organization Documents" is defined in Section 2.1 to this Agreement.

                  "Company Preferred Stock" shall mean the Preferred Stock, $.01 par value per share, of the Company.

                  "Company Proxy Statement" is defined in Section 5.1 to this Agreement.

                  "Company Recommendations" is defined in Section 2.2 to this Agreement.

                  "Company SEC Documents" is defined in Section 2.4(a) to this Agreement.

                  "Company Shareholders' Meeting" is defined in Section 5.2(a) to this Agreement.

                  "Company Stock Certificate" is defined in Section 1.6 to this Agreement.

                  "Company Stock Option Plans" shall mean the Company, as amended, 1994 Flexible Stock Incentive Plan, 2001 Non-Qualified Stock Incentive Plan, the 1987 Non-Qualified Stock Option Plan, the ATM Technology Center 2000 Stock Option Plan and the Cylink/ARL 1997

Stock Option Plan, and all stock option agreements evidencing option grants under each of the foregoing stock option plans.

                  "Company Superior Offer" shall mean a Company Acquisition Proposal on terms that the Board of Directors of the Company determines, in good faith, after consultation with its outside legal counsel and its independent financial advisor, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the offer and the Person making the offer, and would, if consummated, be in the best interests of the Company when compared to the Merger; provided, however, that any such Company Acquisition Proposal shall not be deemed to be a "Company Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed or is not, in the good faith judgment of the Company, reasonably capable of being obtained by such third party on a timely basis.

                  "Company Tax Returns" is defined in Section 2.11(d) to this Agreement.

                  A "Company Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of the Company shall have failed to make the Company Recommendations or shall have withdrawn or modified in a manner adverse to Parent or Merger Sub the Company Recommendations (including by issuing a public announcement or other public release that makes it reasonably apparent that the Board of Directors of the Company desires to withdraw, modify or amend the Company Recommendations); (ii) the Company shall have failed to include the Company Recommendations in the Registration Statement or the Proxy Statement;
(iii) the Board of Directors of the Company shall have approved, endorsed or recommended any Company Acquisition Proposal or shall have resolved or announced an intention to do so; (iv) the Company shall have entered into a letter of intent or similar document or any Contract relating to any Company Acquisition Proposal; (v) a tender or exchange offer relating to securities of the Company shall have been commenced and (A) the Company shall have recommended such tender offer, or (B) the Company shall not have sent to its securityholders, within ten
(10) business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer (it being understood that taking no position or indicating its inability to take a position does not constitute recommending a rejection of such tender or exchange offer), or (C) the Board of Directors of the Company fails to reaffirm in writing the Company Recommendations within five (5) business days after Parent requests in writing that such Company Recommendations be reaffirmed, (vi) a Company Acquisition Proposal is publicly announced, and the Company (A) fails to issue a press release announcing its opposition to such Company Acquisition Proposal within five (5) business days after such Company Acquisition Proposal is announced, or (B) the Board of Directors of the Company fails to reaffirm in writing the Company Recommendations within five (5) business days after Parent requests in writing that such Company Recommendations be reaffirmed; or (vii) the Company breaches its obligations under Section 4.3 of this Agreement, except for any inadvertent breach of any notice provision contained in Section 4.3 which breach has been cured within forty-eight (48) hours of its occurrence.

                  "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

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

                  "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

                  "Effective Time" is defined in Section 1.3 to this Agreement.

                  "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset); provided that the term Encumbrance shall not be deemed to include (a) liens for current Taxes or income Taxes not yet due and payable, (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby or otherwise materially impair the operations of the Acquired Corporations involving such properties, and (c) liens of mechanics or materialmen securing obligations incurred in the ordinary course of business that are not yet due and payable. Notwithstanding the foregoing, encumbrances, claims, options, rights of first refusal, licenses and other rights and restrictions relating to intellectual property rights do not constitute Encumbrances.

                  "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

                  "Environmental Law" is defined in Section 2.13(b)(i) to this Agreement.

                  "ERISA" is defined in Section 2.12(a) to this Agreement.

                  "ERISA Affiliates" is defined in Section 2.12(a) to this Agreement.

                  "ESPP Plan" is defined in Section 2.3(b) to this Agreement.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                  "Exchange   Agent"  is  defined  in  Section  1.7(a)  to  this
Agreement.

                  "Exchange   Fund"  is  defined  in  Section   1.7(a)  to  this
Agreement.

                  "Exchange   Ratio"  is  defined  in  Section  1.5(a)  of  this
Agreement.

                  "Excluded Shares" shall mean any shares of Company Common Stock held as of the Effective Time (a) by Parent, Merger Sub or any Subsidiary of Parent or Merger Sub, (b) by any Subsidiary. or (c) by the Company as treasury shares.

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

                  "GAAP" is defined in Section 2.4(b) to this Agreement.

                  "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order, task order, or other agreement of any kind executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor otherwise has or may acquire any right or interest.

                  "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

                  "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

                  "Hazardous Materials" is defined in Section 2.13(b)(ii) to this Agreement.

                  "Indemnified Persons" is defined in Section 5.6(a) to this Agreement.

                  "Key Company Employee" shall mean the executive officers of the Company and the following employees of the Company: Terry Hirsh, Mel Snyder, Kane Hardy and Gary Bacon.

                  "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

                  "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NYSE, NASD or Nasdaq), including, without limitation, any Environmental Law.

                  "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                  An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on, or shall be deemed to be "material" to, the Acquired Corporations, taken as a whole, if such event, violation, inaccuracy, circumstance or other matter had or could reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole, or (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement prior to the Termination
Date such  that the  conditions  in  Section  6 would  not be  satisfied  by the
Company; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect on the Acquired Corporations: (a) any change in the market price or trading volume of Company's stock after the date hereof;
(b) the delisting of the Company from the Nasdaq National Market or the Nasdaq SmallCap Market of Nasdaq; (c) any adverse change attributable to conditions affecting the industries as a whole in which the Acquired Corporations have material operations, the U.S. economy as a whole or the foreign economies as a whole in any locations where any of the Acquired Corporations has material operations; or (d) any adverse change due to compliance with the terms of, or the taking of any action required by, this Agreement. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on, or shall be deemed to be "material" to, Parent and its Subsidiaries, taken as a whole, if such event, violation, inaccuracy, circumstance or other matter had or could reasonably be expected to have or give rise to a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of Parent and its Subsidiaries taken as a whole or (ii) the ability of Parent to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement prior to the Termination Date provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect on the Parent and its Subsidiaries: (a) any change in the market price or trading volume of Parent's stock after the date hereof; or (b) any adverse change attributable to conditions affecting the industries as a whole in which the Parent and its Subsidiaries have material operations, the U.S. economy as a whole or the foreign economies as a whole in any locations where any of the Parent and its Subsidiaries has material operations.

                  "Merger" is defined in the Recitals to this Agreement.

                  "Merger Consideration" is defined in Section 1.5(a)(i) to this Agreement.

                  "Merger Sub" is defined in the Preamble to this Agreement.

                  "Multiemployer Plan" is defined in Section 2.12(b) to this Agreement.

                  "Multiple Employer Welfare Arrangement" is defined in Section 2.12(b) to this Agreement.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Nasdaq" shall mean the National Association of Securities Dealers automated quotation system.

                  "Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Legal Proceeding.

                  "Parent" is defined in the Preamble to this Agreement.

                  "Parent Balance Sheet Date" shall mean June 30, 2002.

                  "Parent Common Stock" shall mean the Common Stock, $0.01 par value per share, of Parent.

                  "Parent Contract" shall mean any Contract: (a) to which Parent or any Subsidiary of Parent is a party; (b) by which Parent or any Subsidiary of Parent or any asset of Parent or any Subsidiary of Parent is or may become bound or under which Parent or any Subsidiary of Parent has, or may become subject to, any obligation; or (c) under which Parent or any Subsidiary of Parent has or may acquire any right or interest.

                  "Parent Disclosure Schedule" is defined in Section 3 to this Agreement.

                  "Parent Preferred Stock" shall mean the Preferred Stock, $.01 par value, of Parent.

                  "Parent Financial Statements" is defined in Section 3.4(b) to this Agreement.

                  "Parent Organization Documents" is defined in Section 3.1 to this Agreement.

                  "Parent Proxy Statement" is defined in Section 5.1 to this Agreement.

                  "Parent Recommendations" is defined in Section 3.2 to this Agreement.

                  "Parent SEC Documents" is defined in Section 3.4(a) to this Agreement.

                  "Parent Stockholders' Meeting" is defined in Section 5.2(e) to this Agreement.

                  "Person"  shall mean any  individual,  Entity or  Governmental
Body.

                  "Pre-Closing Period" is defined in Section 4.1 to this Agreement.

                  "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), domain name, copyright application, copyright registration, maskwork right, maskwork right application, trade secret, or any other intellectual property right, including any of the foregoing rights relating to any know-how, customer list, franchise, system, computer software, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology or other intangible asset; or (b) right to use or exploit any of the foregoing.

                  "Registration Statement" is defined in Section 5.1 of this Agreement.

                  "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors, consultants and representatives.

                  "SEC" shall mean the U.S. Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended and the regulations promulgated thereunder.

                  "Shareholders" is defined in the Recitals to this Agreement.

                  "Shares" is defined in Section 1.6 of this Agreement.

                  An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's Board of Directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

                  "Surviving Corporation" is defined in Section 1.1 to this Agreement.

                  "Takeover Laws" means any "Moratorium," "Control Share Acquisition," "Fair Price," "Supermajority," "Affiliate Transactions," or "Business Combination Statute or Regulation" or other similar state antitakeover laws and regulations.

                  "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee in the nature of a tax, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

                  "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                  "Termination Date" is defined in Section 7.1(b) to this Agreement.

                  "Termination Fee" is defined in Section 7.3(b)(i) to this Agreement.

                  "U.S. Government" shall mean the federal government of the United States of America and any of its branches and instrumentalities, including its departments, agencies, bureaus, commissions, boards, courts, corporations, offices, and other entities, and any divisions or units thereof.

                  "Voting Agreements" is defined in the Recitals to this Agreement.

                                   EXHIBIT B-1


                 COMPANY SHAREHOLDERS SIGNING VOTING AGREEMENTS



Leo A. Guthart
James H. Simons
Topspin Associates, L.P.
Topspin Partners, L.P.
William P. Crowell
Robert B. Fougner
R. Christopher Chillingworth
Shining Sea Limited
Paul Gauvreau
Regis McKenna
Howard Morgan
William Harris
Richard Walsh
Philip Breeden

                                   EXHIBIT B-3





                  PARENT STOCKHOLDER SIGNING VOTING AGREEMENTS



Anthony Caputo